UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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THE HOME DEPOT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HOME DEPOT

PROXY STATEMENT
AND
NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

TO MY FELLOW SHAREHOLDERS:

It is my pleasure to invite you to attend our 2007 Annual Meeting of Shareholders on May 24, 2007 at 9:00 a.m. The meeting will be held at the Cobb Galleria Centre in Atlanta, Georgia.

The enclosed proxy statement and notice contain important information, including a description of the business that will be acted upon at the meeting, as well as the voting procedures and information on obtaining meeting tickets. At the meeting, we will also report on the Company's performance and operations and respond to your questions.

Shareholders will be seated on a first-come, first-served basis. We recommend that you arrive 20 to 30 minutes before the start of the meeting. If you will need special assistance or seating, please contact Audrey Davies at (770) 384-2700. We will provide an interpreter for the hearing-impaired.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

Francis S. Blake
Chairman and Chief Executive Officer

THE HOME DEPOT, INC.
2455 Paces Ferry Road, N.W.
Atlanta, Georgia 30339

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

TIME:	9:00 a.m., Eastern Time, on May 24, 2007.
PLACE:	Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia 30339
ITEMS OF BUSINESS:	(1) To elect all of the members of the Board of Directors;
(2) To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 3, 2008;
(3) To act on nine shareholder proposals described in the Proxy Statement, if properly presented; and
(4) To transact any other business properly brought before the Annual Meeting.
WHO MAY VOTE:	You may vote if you were a shareholder of record as of the close of business on March 26, 2007.
ANNUAL REPORT:	A copy of our 2006 Annual Report is enclosed.
DATE OF MAILING:	This Notice and the Proxy Statement are first being mailed to shareholders on or about April 13, 2007.

By Order of the Board of Directors,

James C. Snyder, Jr., Secretary

TABLE OF CONTENTS

About the 2007 Annual Meeting of Shareholders	1
Board of Directors Information	3
Election of Directors and Director Biographies	9
Proposal to Ratify the Appointment of KPMG LLP	11
Shareholder Proposal Regarding Poison Pill Implementation	12
Company Response	13
Shareholder Proposal Regarding Employment Diversity Report Disclosure	14
Company Response	15
Shareholder Proposal Regarding Executive Officer Compensation	17
Company Response	18
Shareholder Proposal Regarding Management Bonuses	19
Company Response	21
Shareholder Proposal Regarding Retirement Benefits	22
Company Response	23
Shareholder Proposal Regarding Equity Compensation	25
Company Response	26
Shareholder Proposal Regarding Pay-For-Superior Performance	28
Company Response	29
Shareholder Proposal Regarding Political Nonpartisanship	30
Company Response	31
Shareholder Proposal Regarding Chairman and CEO	32
Company Response	33
Executive Compensation	34
Compensation Discussion & Analysis	34
Summary Compensation Table	43
Grants of Plan-Based Awards	49
Outstanding Equity Awards at Fiscal Year-End	51
Option Exercises and Stock Vested	53
Pension Benefits	53
Nonqualified Deferred Compensation	55
Payments Upon Termination or Change-in-Control	56
Director Compensation	61
Leadership Development and Compensation Committee	65
Audit Committee Report and Fees Paid to Accounting Firm	66
Beneficial Ownership of Common Stock	69
General	70
Director Independence Standards	A-1

ABOUT THE 2007 ANNUAL MEETING OF SHAREHOLDERS

WHAT AM I VOTING ON?

You will be voting on the following:

•
To elect all members of the Board of Directors;
•
To ratify the appointment of KPMG LLP as the independent registered public accounting firm of The Home Depot, Inc. (the "Company") for the fiscal year ending February 3, 2008 ("Fiscal 2007");
•
To act on nine shareholder proposals described; and
•
To transact any other business properly brought before the 2007 Annual Meeting of Shareholders (the "Meeting").

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company's common stock as of the close of business on March 26, 2007. Each share of common stock is entitled to one vote. As of March 26, 2007, we had 1,969,535,236 shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., you have three options for voting before the Meeting:

•
Over the Internet, at the address shown on your proxy card;
•
By telephone, through the number shown on your proxy card; or
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By mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on its voting procedures. Please follow the directions that your bank or broker provides.

MAY I VOTE AT THE MEETING?

Yes. You may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name. Even if you plan to attend the Meeting, we encourage you to vote your shares by proxy before the Meeting.

MAY I REVOKE MY PROXY AND/OR CHANGE MY VOTE?

Yes. You may revoke your proxy and/or change your vote at any time before the polls close at the conclusion of voting at the Meeting. You may do this by (1) signing another proxy card with a later date and delivering it to us before the Meeting, (2) voting again over the Internet or by telephone prior to 9:00 a.m., Eastern Time, on May 24, 2007, (3) voting at the Meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker or (4) notifying the Company's Secretary in writing before the Meeting.

WHAT IF I SIGN AND RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain voting instructions will be voted (1) "For" the election of director nominees, (2) "For" the ratification of KPMG LLP, (3) "Against" each shareholder proposal and (4) in accordance with the best judgment of the named proxies on any other matters properly brought before the Meeting. If your shares are held through an account with a bank or broker, see "Will My Shares Be Voted If I Do Not Provide My Proxy or Instruction Form?" below.

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE COMPANY'S RETIREMENT PLANS?

You may vote your shares over the Internet, by telephone or by mail, all as described on the enclosed proxy card. By voting, you are instructing the trustee of your plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions. (If, however, you do not vote and you participate in one of the Company's Canada-based retirement plans, your shares will not be voted.) If you also are a registered shareholder, your proxy card includes your registered shares and the shares credited to your plan account.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR INSTRUCTION FORM?

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone, or sign and return by mail all proxy cards. We encourage you to register all of your shares in the same name and address by contacting Computershare at 1-800-577-0177. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy, you must attend the Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on routine matters. The election of directors and the ratification of KPMG LLP as the Company's Fiscal 2007 independent registered public accounting firm are considered routine matters. The shareholder proposals to be voted on at the Meeting are not considered routine. When a proposal is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as "broker non-votes."

HOW CAN I ATTEND THE MEETING?

To attend the Meeting, you will need to bring an admission ticket (or legal proxy) and valid picture identification. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If your shares are registered in your name and you received proxy materials electronically via the Internet, you will need to print an admission ticket after you vote by clicking on the "Submit" button at the bottom of the screen that provides a summary of your vote. Then click "To print an Admission Ticket for the meeting" on the next screen to print your ticket. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket.

IF YOU DO NOT HAVE AN ADMISSION TICKET (OR LEGAL PROXY) AND VALID PICTURE IDENTIFICATION, YOU WILL NOT BE ADMITTED TO THE MEETING.

In addition, note that for security reasons, attendees will be required to check all large bags, backpacks or similar items at the coat check prior to being admitted to the Meeting.

HOW CAN I LISTEN TO THE MEETING OVER THE INTERNET?

You can listen to the Meeting live by logging onto our website, www.homedepot.com. On the home page, select "Investor Relations" and a link will be displayed under "Events and Presentations."

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Representatives of the Company will answer questions at the Meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct the Meeting, a majority of our outstanding shares of common stock as of the close of business on March 26, 2007 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present at the Meeting if you attend the Meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

Each director nominee receiving a majority of votes cast at the Meeting will be elected as a director. If, however, the number of nominees exceed the number of directors to be elected, the nominees receiving the highest number of "For" votes will be elected as directors.

The appointment of KPMG LLP as the Company's Fiscal 2007 independent registered public accounting firm and each shareholder proposal also require a majority of the votes cast at the Meeting to be ratified or approved.

A "majority of the votes cast" means the number of "For" votes cast exceeds the number of "Against" votes cast. A proxy card marked "Abstain" with respect to any proposal will not be counted in determining the total number of votes cast. Broker non-votes will not be counted as votes cast with respect to any shareholder proposal presented at the Meeting.

BOARD OF DIRECTORS INFORMATION

WHO IS ON OUR BOARD OF DIRECTORS?

Our Board of Directors currently has 13 members. Our current Board members are: David H. Batchelder, Francis S. Blake, Gregory D. Brenneman, John L. Clendenin, Claudio X. González, Milledge A. Hart, III, Bonnie G. Hill, Laban P. Jackson, Jr., Helen Johnson-Leipold, Lawrence R. Johnston, Kenneth G. Langone, Angelo R. Mozilo and Thomas J. Ridge. Richard H. Brown served as a director through May 25, 2006 and Robert L. Nardelli served as a director through January 2, 2007. Each director who served during the fiscal year ended January 28, 2007 ("Fiscal 2006") was independent, other than Messrs. Blake, Hart and Nardelli.

ARE ANY DIRECTORS NOT STANDING FOR RE-ELECTION?

Angelo R. Mozilo and Thomas J. Ridge will not stand for re-election to the Board. Following the Meeting, the size of the Board will be reduced to 11 members.

HOW OFTEN ARE MEMBERS ELECTED?

Directors are elected by shareholders every year. Candidates are eligible for nomination for election to the Board provided they have not reached age 72 by the calendar year-end immediately preceding the Company's next annual meeting of shareholders. In connection with Mr. Blake's appointment as Chairman and Chief Executive Officer in January 2007 and the Board's desire to ensure a smooth management transition, the Board waived this eligibility requirement for Messrs. Clendenin, González and Hart in light of their experience and considerable knowledge of the Company and its key personnel. This waiver is effective only for 2007.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?

Each nominee listed in this Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board.

WHAT IF A NOMINEE DOES NOT RECEIVE A MAJORITY OF THE VOTES CAST?

If a nominee who is currently serving as a director is not elected at the Meeting, under Delaware law the director would continue to serve on the Board as a "holdover director." Under our Bylaws, however, the director is required to promptly offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the director's offer to tender his or her resignation, or whether other action should be taken. The Board will act on the Committee's recommendation and publicly disclose its decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Committee's or the Board's decision. If the Board accepts the director's offer to tender his or her resignation, or if a nominee who is not an incumbent is not elected, then the Board may fill the resulting vacancy or may decrease the size of the Board. If a nominee who was not already serving as a director is not elected at the Meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a "holdover director."

HOW DOES THE BOARD DETERMINE WHICH DIRECTORS ARE INDEPENDENT?

The Company's Corporate Governance Guidelines (available at www.homedepot.com under "Investor Relations" and in print upon request) meet or exceed the independence standards adopted by the New York Stock Exchange. Pursuant to such guidelines, the Board and the Nominating and Corporate Governance Committee reviewed the independence of each director in February 2007. During this review, the Board and the Committee considered all relevant facts and circumstances related to transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent in light of applicable law, the New York Stock Exchange listing standards and the Company's Director Independence Standards, attached as Appendix A.

Based on this review and the recommendation of the Committee, the Board affirmatively determined that the following nine directors nominated for election at the Meeting are independent: David H. Batchelder, Gregory D. Brenneman, John L. Clendenin, Claudio X. González, Bonnie G. Hill, Laban P. Jackson, Jr., Helen Johnson-Leipold, Lawrence R. Johnston and Kenneth G. Langone. Francis S. Blake is considered an inside director because of his employment as Chairman and Chief Executive Officer of the Company and is therefore not an independent director. Milledge A. Hart, III is a non-independent outside director because of certain transactions in the ordinary course of business through a competitive bid process between a company controlled by Mr. Hart and the Company.

Given the size of the Company and the nature of its business, it has purchase, finance and other transactions and relationships in the normal course of business with companies with which certain Company directors or their relatives are associated, but which are not material to the Company, the directors or the companies with which the directors are associated. All such transactions were reviewed and considered by the Board and the Committee in determining the independence of Company directors. In particular, the Committee and the Board took into account the fact that Mr. Brenneman, Mr. González, Mr. Johnston and a relative of Ms. Johnson-Leipold served as executive officers during 2006 of entities with which the Company made purchases or sales. In all instances, the amount of payments made and received by each company represented less than two percent of the Company's and the other entity's revenues. The Board and the Committee believe that all of these transactions and relationships during Fiscal 2006 were on arm's-length terms that were reasonable and competitive and the directors did not personally benefit from such transactions. Because of the Company's extensive operations, the number of Company stores and employees, and the thousands of products sold by each store, transactions and relationships of this nature are expected to take place in the ordinary course of business in the future.

WHAT DOES THE LEAD DIRECTOR DO?

The Lead Director is an independent director who is elected annually by the independent members of the Board. The Lead Director's duties include (i) acting as a liaison between non-employee directors and Company management, (ii) chairing executive sessions of non-employee directors, (iii) chairing Board meetings when the Chairman is not present, (iv) consulting with the Chairman and approving the schedules, agendas and information provided to the Board for each meeting and (v) consulting with the Chairman on such other matters pertinent to the Company and the Board. The Lead Director may call meetings of non-employee directors. The Lead Director is also available for consultation and direct communication with major shareholders upon request. Kenneth G. Langone currently serves as Lead Director.

WHAT ROLE DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PLAY IN SELECTING NOMINEES TO THE BOARD OF DIRECTORS?

As stated in its charter, two of the primary purposes of the Nominating and Corporate Governance Committee are to (i) develop and implement policies and procedures that are intended to ensure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) identify individuals qualified to become members of the Board and to recommend to the Board the director nominees for the annual meeting of shareholders. The Committee is also responsible for considering candidates for Board membership submitted by eligible shareholders.

The Committee's charter, as well as other committee charters, is available on the Company's website at www.homedepot.com under "Investor Relations" and in print upon request.

ARE THE MEMBERS OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE INDEPENDENT?

Yes. All members of the Committee have been determined to be independent by the Board pursuant to the New York Stock Exchange listing standards and the Director Independence Standards set forth in the Company's Corporate Governance Guidelines and attached as Appendix A.

HOW DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE IDENTIFY AND EVALUATE NOMINEES FOR DIRECTOR?

The Committee considers candidates for nomination to the Board from a number of sources. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election and provided they have not reached age 72 by the calendar year-end immediately preceding the Company's next annual meeting of shareholders.

The Committee also considers candidates recommended by current members of the Board, members of management or eligible shareholders. From time to time, the Committee may engage a search firm to assist in identifying potential Board candidates, although no such firm was used to identify any of the nominees for director proposed for election at the Meeting.

The Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate's experience to the Company and its business, the skills and perspectives such candidate would bring to the Board and the personality or "fit" of such candidate with existing members of the Board and management.

In addition, the Company will seek input from shareholders in identifying successors for the directors who are expected to retire at or prior to the 2008 Annual Meeting of Shareholders.

WHO RECOMMENDED THE DIRECTOR NOMINEES?

Each director nominee was elected by shareholders at the 2006 Annual Meeting of Shareholders, other than Mr. Batchelder, Mr. Blake and Ms. Johnson-Leipold. The Board appointed Mr. Batchelder, Mr. Blake and Ms. Johnson-Leipold to serve as directors in Fiscal 2006. Mr. Batchelder was recommended by a shareholder as more fully described under "Are There Any Agreements to Nominate Any Person to the Board?" below. Mr. Blake and Ms. Johnson-Leipold were recommended by management.

ARE THERE ANY AGREEMENTS TO NOMINATE ANY PERSON TO THE BOARD?

Yes. In February 2007, Mr. Batchelder was appointed to the Board pursuant to an agreement between Relational Investors, L.L.C. and the Company. The Company agreed to nominate Mr. Batchelder (or a substitute recommended by Relational in the event Mr. Batchelder is not available to serve) for election to the Board at the Meeting and each subsequent annual meeting of shareholders through 2009, provided Relational continues as a significant shareholder of the Company. In addition, the Company agreed to appoint Mr. Batchelder to the Audit Committee and Leadership Development and Compensation Committee. Relational agreed to support each slate of directors nominated by the Board, not to support or participate in any "withhold the vote" or similar campaign, not to nominate any candidates for election to the Board, and not to submit proxy resolutions or conduct any proxy solicitations. Relational also agreed to withdraw a resolution it had submitted in December 2006 seeking establishment of an independent committee to evaluate strategy and to elect nominees of Relational to the Board.

WHAT ARE THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE'S POLICIES AND PROCEDURES FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS?

The Committee will consider all candidates recommended by a shareholder (or group of shareholders) who owns at least 5% of the Company's outstanding shares of common stock and who has held such shares for at least one year as of the date of the recommendation. A shareholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary of the Company at The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339 not less than 120 calendar days prior to the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders:

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A recommendation that identifies the candidate and provides contact information for such candidate;
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The written consent of the candidate to serve as a director of the Company, if elected; and
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Documentation establishing that the shareholder making the recommendation is an eligible shareholder.

Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an eligible shareholder based on such documents. If the shareholder is not an eligible shareholder, the Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board.

If the candidate is to be evaluated by the Committee, the Corporate Secretary will request a detailed resume, an autobiographical statement explaining the candidate's interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate. Such documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders.

WHAT ARE THE MINIMUM QUALIFICATIONS REQUIRED TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS?

All Board members must possess the following minimum qualifications as determined by the Nominating and Corporate Governance Committee:

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A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
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A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;
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A director must have a record of professional accomplishment in his or her chosen field; and
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A director must be prepared and able to participate fully in Board activities, including membership on at least two committees.

WHAT OTHER QUALIFICATIONS DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CONSIDER?

The Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

HOW MAY SHAREHOLDERS COMMUNICATE WITH THE BOARD?

Shareholders and others who are interested in communicating directly with members of the Board, including concerns relating to accounting, internal accounting controls, audit matters, fraud or unethical behavior, may do so by e-mail, at HD_Directors@homedepot.com, or by writing to the directors at the following address:

Name of Director or Directors
c/o Secretary to the Board of Directors
The Home Depot, Inc.
2455 Paces Ferry Road, N.W.
Atlanta, Georgia 30339

The Corporate Secretary reviews and provides the Board with a summary of all such communications and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board or that otherwise requires the attention of the Board. Correspondence relating to accounting, internal controls or auditing matters is immediately brought to the attention of the Company's internal audit department and, if appropriate, to the Audit Committee.

Shareholders will generally receive a written acknowledgement from the Corporate Secretary following receipt of a written complaint or concern. All communications are treated confidentially.

DOES THE COMPANY HAVE A CODE OF ETHICS?

The Company has a Business Code of Conduct and Ethics that is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. This code includes a Code of Ethics for Senior Financial Officers that is applicable to the Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, all Vice Presidents of the Finance Department and other designated financial associates. The complete text of the Business Code of Conduct and Ethics is available on the Company's website at www.homedepot.com under "Investor Relations" and is also available in print upon request. The Company intends to post any amendments to or waivers from this code (to the extent applicable to the Company's executive officers and directors) at this location on its website.

ARE RELATED-PARTY TRANSACTIONS CONSIDERED BY BOARD MEMBERS?

The Nominating and Corporate Governance Committee, which is comprised of independent directors, reviews all related-party transactions and relationships involving a Board member or officer of the Company subject to Section 16 of the Securities Exchange Act of 1934. To help identify related party-transactions and relationships, each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company. The General Counsel also conducts an independent investigation by reviewing the Company's financial systems to determine if a director, or a company with which a director is affiliated, engaged in transactions or had a relationship with the Company during the fiscal year. The Company's requirements with respect to review and approval or ratification of related-party transactions are set forth in the Charter and other records of the Committee.

The Committee reviews and approves or ratifies or rejects any transaction or relationship with a related party that is identified. In approving, ratifying or rejecting a related-party transaction or relationship, the Committee considers such information as it deems important to conclude if the transaction is on reasonable and competitive terms and is fair to the Company. Transactions and relationships that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company's proxy statement.

The Committee is not required to review and approve or ratify employment, compensation or similar arrangements between the Company and Board members or between the Company and executive officers.

HOW OFTEN DID THE BOARD MEET IN FISCAL 2006?

The Board met 16 times during Fiscal 2006. The number of times that each standing committee of the Board met is shown on page eight. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during Fiscal 2006. The Company has adopted a policy that encourages all directors to attend annual shareholder meetings. Only the Chairman attended the 2006 shareholders' meeting.

WHAT ARE THE COMMITTEES OF THE BOARD?

During Fiscal 2006, the Board of Directors had standing Executive, Audit, Nominating and Corporate Governance and Leadership Development and Compensation Committees, and an Information Technology Advisory Council. The members of each of the Committees and the Information Technology Advisory Council as of the end of Fiscal 2006, their principal functions and the number of meetings held in Fiscal 2006 are shown below:

Name of Committee and Members in Fiscal 2006	Committee Functions	Number of Meetings in Fiscal 2006

EXECUTIVE:(1),(2) Francis S. Blake, Chair John L. Clendenin Milledge A. Hart, III Kenneth G. Langone	• Exercises the authority of the full Board on specified matters between Board meetings	5
AUDIT: John L. Clendenin, Chair Gregory D. Brenneman Claudio X. González Laban P. Jackson, Jr. Kenneth G. Langone	• Selects the Company's independent registered public accounting firm • Oversees auditing procedures • Receives and accepts the report of the independent registered public accounting firm • Oversees internal systems of accounting and management control	11
NOMINATING AND CORPORATE GOVERNANCE: Kenneth G. Langone, Chair Gregory D. Brenneman Laban P. Jackson, Jr. Thomas J. Ridge	• Makes recommendations for nominees for director • Reviews and monitors activities of Board members • Oversees the Company's corporate governance practices and procedures	6
LEADERSHIP DEVELOPMENT AND COMPENSATION:(3) Bonnie G. Hill, Chair John L. Clendenin Claudio X. González Lawrence R. Johnston Angelo R. Mozilo	• Reviews and recommends compensation of directors and executive officers • Administers stock incentive and purchase plans • Makes grants of stock and option awards pursuant to stock incentive plans • Reviews and recommends policies, practices and procedures concerning human resource-related matters	11
INFORMATION TECHNOLOGY ADVISORY COUNCIL:(4) Milledge A. Hart, III, Chair Bonnie G. Hill Lawrence R. Johnston Angelo R. Mozilo Thomas J. Ridge	• Reviews and recommends practices and procedures concerning information support and security systems	4

(1)
On February 22, 2007, the Board dissolved the Executive Committee as a standing committee.
(2)
Until January 2, 2007, Robert Nardelli served as Chairman of the Executive Committee.
(3)
Until May 25, 2006, Richard Brown served as a member of the Leadership Development and Compensation Committee.
(4)
Until May 25, 2006, Richard Brown served as a member of the Information Technology Advisory Council.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

WHO ARE THIS YEAR'S NOMINEES?

The nominees standing for election this year to hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified are:

DAVID H. BATCHELDER, 57, Director since 2007

•
Principal of Relational Investors LLC, an investment advisory firm, since 1996
•
Member of the Board of Washington Group International, Inc.

FRANCIS S. BLAKE, 57, Director since 2006

•
Chairman of The Home Depot, Inc. since January 2007 and Vice Chairman from October 2006 to January 2007
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Chief Executive Officer of The Home Depot, Inc. since January 2007
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Executive Vice President–Business Development and Corporate Operations of The Home Depot, Inc. from March 2002 to January 2007
•
U.S. Deputy Secretary of Energy from May 2001 to March 2002
•
Senior Vice President of General Electric Company, a diversified industrial corporation, from June 2000 to May 2001
•
Vice President of GE Power Systems, a supplier of power generation and energy-delivery technology, from February 1996 to June 2000
•
Member of the Board of The Southern Company

GREGORY D. BRENNEMAN, 45, Director since 2000

•
President and Chief Executive Officer of Quiznos, a national quick-service restaurant, since January 2007
•
Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since October 2002
•
Chairman of Burger King Corporation from February 2005 to April 2006 and Chief Executive Officer and Member of the Board of Burger King from August 2004 to April 2006
•
President and Chief Executive Officer of PwC Consulting, the global business and consulting unit of PricewaterhouseCoopers, from June 2002 to October 2002
•
President of Continental Airlines, Inc., an international commercial airline company, from 1996 to 2001 and member of the Board and Chief Operating Officer of Continental Airlines from 1995 to 2001
•
Member of the Board of Automatic Data Processing, Inc.

JOHN L. CLENDENIN, 72, Director since 1996

•
Retired as Chairman in 1997 and as President and Chief Executive Officer in 1996 of BellSouth Corporation, a communications company
•
Director Emeritus of BellSouth Corporation since 1997
•
Member of the Board of:
-
Acuity Brands, Inc.
-
Equifax Inc.
-
The Kroger Co.
-
Powerwave Technologies, Inc.

CLAUDIO X. GONZÁLEZ, 72, Director since 2001

•
Chairman of Kimberly-Clark de Mexico, S.A. de C.V., a consumer products company, since 1973
•
Member of the Board of:
-
General Electric Company
-
Kellogg Company
-
Kimberly-Clark Corporation
-
Investment Co. of America

MILLEDGE A. HART, III, 73, Director since 1978

•
Member of the Board since 1985 and Chairman since 1997 of DocuCorp International, Inc.
•
Chairman of the Board of:
-
Hart Group, Inc., a private management service and investment company, since 1988
-
Rmax Operating, LLC, an insulation manufacturing company, since 1977

BONNIE G. HILL, 65, Director since 1999

•
President of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues, since 2001
•
Co-founder of Icon Blue, Inc., a brand marketing company, and Chief Operating Officer since 1998
•
President and Chief Executive Officer of The Times Mirror Foundation, a charitable foundation affiliated with Tribune Company, from 1997 to 2001
•
Senior Vice President, Communications and Public Affairs of the Los Angeles Times, a daily newspaper and subsidiary of Tribune Company, from 1998 to 2001
•
Member of the Board of:
-
AK Steel Holding Corporation
-
California Water Service Group
-
Hershey Foods Corporation
-
YUM! Brands, Inc.

LABAN P. JACKSON, JR., 64, Director since 2004

•
Chairman of Clear Creek Properties, Inc., a real estate development company in Lexington, Kentucky, since January 1989
•
Member of the Board of:
-
JP Morgan Chase & Co.
-
SIRVA, Inc.

HELEN JOHNSON-LEIPOLD, 50, Director since 2006

•
Chairman and Chief Executive Officer of Johnson Outdoors, Inc., a manufacturer and marketer of outdoor recreational equipment, since March 1999
•
Chairman of Johnson Financial Group, a global financial services company, since July 2004
•
Member of the Board of JohnsonDiversey, Inc.

LAWRENCE R. JOHNSTON, 58, Director since 2004

•
Chairman of the Board, Chief Executive Officer and President of Albertson's, Inc., a food and drug retailer, from April 2001 to June 2006
•
President and Chief Executive Officer of GE Appliances, a maker of major household appliances, from November 1999 to April 2001

KENNETH G. LANGONE, 71, Director since 1978

•
Co-founder of The Home Depot, Inc.
•
Lead Director of The Home Depot, Inc. since 1998
•
Chairman of the Board, Chief Executive Officer and President of Invemed Associates, Inc., an investment banking and brokerage firm, since 1974
•
Member of the Board of:
-
ChoicePoint Inc.
-
YUM! Brands, Inc.
-
Unifi, Inc.

WE RECOMMEND THAT YOU VOTE
FOR THE ELECTION OF EACH OF
THESE NOMINEES TO
THE BOARD OF DIRECTORS

PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP

(ITEM 2 ON THE PROXY CARD)

WHAT AM I VOTING ON?

A proposal to ratify the appointment of KPMG LLP as the Company's Fiscal 2007 independent registered public accounting firm. The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as the Company's Fiscal 2007 independent registered public accounting firm. Although the Company's governing documents do not require the submission of this matter to shareholders, the Board considers it desirable that the appointment of KPMG LLP be ratified by shareholders.

WHAT SERVICES DOES KPMG LLP PROVIDE?

Audit services provided by KPMG LLP for Fiscal 2006 included the examination of the consolidated financial statements of the Company; audit of the Company's internal control over financial reporting and to attest to management's report on internal control over financial reporting; audit of select closing balance sheets of acquired companies; retirement and health plan audits; and services related to periodic filings made with the Securities and Exchange Commission. Additionally, KPMG LLP provided certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations and tax and other services as described on page 68 of this Proxy Statement.

WILL A REPRESENTATIVE OF KPMG LLP BE PRESENT AT THE MEETING?

One or more representatives of KPMG LLP will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

WHAT IF THIS PROPOSAL IS NOT APPROVED?

If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider the appointment.

WE RECOMMEND THAT YOU
VOTE FOR THE RATIFICATION OF
KPMG LLP AS THE COMPANY'S
FISCAL 2007 INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

SHAREHOLDER PROPOSAL REGARDING POISON PILL IMPLEMENTATION

(ITEM 3 ON THE PROXY CARD)

John Chevedden, located at 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, is the beneficial owner of 100 shares of the Company's common stock and has submitted the following resolution:

3 – Subject Any Future Poison Pill to a Shareholder Vote

RESOLVED, Shareholders request that our Board adopt a bylaw or charter amendment that any future or current poison pill be subject to a shareholder vote as a separate ballot item, to be held as soon as possible. A poison pill is such a drastic step that a required shareholder vote on a poison pill is important enough to be a permanent part of our bylaws or charter – rather than a fleeting short-lived policy.

It is essential that a sunset provision not be used as an escape from a shareholder vote. Since a vote would be as soon as possible, it could take place within 4-months of the adoption of a new poison pill. Since a poison pill is such a drastic measure that deserves shareholder input, a shareholder vote would be required even if a pill had been terminated.

The Corporate Library, http://www.thecorporatelibrary.com/, an independent investment research firm said: We support the adoption of policies requiring shareholder approval of poison pills, either before adoption or within a short time thereafter – six months is sufficient time, we think, for a board to explore alternatives in the event of a hostile bid, but not so long that shareholders are completely disempowered.

However, the use of a so-called "fiduciary out" – especially in light of recent Delaware case law suggesting such a proviso is unnecessary – as well as a 12-month duration for non-shareholder-approved plans currently at some companies, undermines the effectiveness of these 12-month policies in giving shareholders a meaningful voice in a takeover context.

According to the book Power and Accountability by Nell Minow and Robert Monks: "All poison pills...give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders..."

"Poison pills...entrench the current management, even when it's doing a poor job. They water down shareholders' votes and deprive them of a meaningful voice in corporate affairs." From: "Take on the Street" by Arthur Levitt, SEC Chairman, 1993-2001

John Chevedden, Redondo Beach, Calif. submitted this topic to Home Depot for the 2006 proxy.

It is important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported that our directors also served on 8 boards rated D or F by The Corporate Library:

1) Mr. Nardelli	Coca-Cola (KO)	F-rated
2) Mr. Mozilo	Countrywide Financial (CFC)	F-rated
3) Mr. Jackson	JPMorgan (JPM)	D-rated
	SIRVA (SIR)	D-rated
4) Mr. Ridge	Vonage (VG)	D-rated
5) Mr. Clendenin	Bell South (BLS)	D-rated
	Equifax (EFX)	D-rated
6) Mr. Gonzalez	General Electric (GE)	D-rated

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes:

Subject Any Future Poison Pill to a Shareholder Vote
Yes on 3

RESPONSE TO PROPOSAL REGARDING POISON PILL IMPLEMENTATION

WHAT IS THE RECOMMENDATION OF THE COMPANY?

The Company has a policy (reproduced below) that substantially implements this proposal by requiring the Company to obtain shareholder approval prior to the implementation of a poison pill, except in limited circumstances. The Company therefore recommends that you vote against adoption of this proposal.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

This proposal requires the Company's Board to obtain shareholder approval within four months of adopting a shareholder rights plan. In many circumstances, this would be expensive and time-consuming because the Company conducts regular shareholder meetings only once a year. Consequently, by having adopted a policy that commits to obtain shareholder approval prior to the implementation of a rights plan, the Company believes that it has properly addressed the concerns raised by the proposal. Accordingly, the Company does not believe that adoption of this proposal would improve the Company's current policy and commitment to shareholders with respect to shareholder rights plans.

WHAT IS A POISON PILL?

A "poison pill" or shareholder rights plan is a defensive measure against a hostile takeover of a company that works by diluting the ownership of a potential acquiror upon the occurrence of specific events. Shareholder rights plans are designed to strengthen the ability of a board of directors to maximize shareholder value and protect shareholders from abusive or opportunistic takeover tactics by encouraging negotiations with the board of the target company. The ability to adopt a shareholder rights plan does not, however, give a board of directors absolute discretion to veto a proposed business combination. Under Delaware law, the Company's Board must always act in accordance with its fiduciary duties in adopting and maintaining a shareholder rights plan.

HAS THE BOARD OF DIRECTORS ADOPTED A SHAREHOLDER RIGHTS PLAN?

The Company's Board of Directors has not adopted a shareholder rights plan and has no present intention to adopt such a plan. Recognizing, however, that circumstances could arise in the future where adoption of such a plan could be an important tool for protecting the interests of Company shareholders, the Board adopted the following policy in January of 2005 and included it in the Company's Corporate Governance Guidelines:

  "The policy of the Board of Directors is that it will obtain prior shareholder approval of any shareholder rights plan, except in the limited circumstances described below. If the Board of Directors adopts a shareholder rights plan, it will do so after careful deliberation and in the exercise of its fiduciary duties.

  The Board of Directors may adopt a shareholder rights plan without obtaining prior shareholder approval if the Board of Directors, including a majority of the independent members of the Board of Directors, determines that, based on then prevailing circumstances, it would be detrimental to the Company and not in the best interests of the Company's shareholders to defer the effectiveness of a shareholder rights plan until shareholder approval may be obtained.

  If a shareholder rights plan is adopted without prior shareholder approval, the plan must be ratified by shareholders within one year after the effective date of the shareholder rights plan. Absent such ratification, the shareholder rights plan will expire on the first anniversary of its effective date.

  The Nominating and Corporate Governance Committee shall review this policy statement annually and recommend any appropriate changes for approval by the Board of Directors."

  WE RECOMMEND THAT YOU
  VOTE AGAINST THE ADOPTION OF
  THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT DISCLOSURE

(ITEM 4 ON THE PROXY CARD)

Walden Asset Management, A Division of Boston Trust & Investment Management Company, located at One Beacon Street, Boston, Massachusetts 02108, is the beneficial owner of 350,000 shares of the Company's common stock and has submitted the following resolution as the lead proponent along with other co-proponents:

Whereas: Equal employment opportunity (EEO) is a fair employment practice and an investment issue. We believe that companies with a good EEO record have a competitive advantage in employee recruitment and retention. Moreover, U.S. customers are becoming increasingly diverse. A representative work force is more likely to anticipate and respond effectively to evolving consumer demand.

Conversely, allegations of discrimination in the workplace have created a significant burden for shareholders due to the high cost of litigation and the potential loss of government contracts. Such litigation may also damage a company's reputation.

Specifically, the cost to Home Depot shareholders for settling discrimination lawsuits has exceeded $100 million in the last 10 years. While Home Depot's most significant EEO settlement of $87 million was in 1997, allegations of discrimination have persisted. In 2004, for example, Home Depot agreed to pay $5.5 million to settle U.S. Equal Employment Opportunity Commission charges of class-wide gender, race and national origin discrimination at its more than 30 Colorado stores.

In U.S. corporations, women and minorities comprise 47% and 27% of the workforce, respectively, yet they represent less than 19% and 11% of the executive-level positions. Representation in management is better, but still disproportionately low at 36% for women and 17% for minorities (Peopleclick Research Institute, Feb. 2004, using U.S. Census Bureau's Census 2000 Special Equal Employment Opportunity Tabulation).

We agree with a recommendation of the 1995 bipartisan Glass Ceiling Commission report that "public disclosure of diversity data – specifically data on the most senior positions – is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers."

Many major U.S. corporations provide diversity reports with detailed EEO information, including some that have experienced large discrimination lawsuits, such as Wal-Mart, Texaco and Coca-Cola.

In 2001 Home Depot, in an agreement with a coalition of more than two dozen institutional investors, began providing comprehensive EEO information to investors upon request. Since then, however, Home Depot has reversed its policy on disclosures of this information.

In 2006, 36% of Home Depot shareholders voted for a resolution requesting a comprehensive diversity report – the highest level of support ever on this issue – sending a strong signal to management that shareowners desire increased accountability on EEO.

Home Depot has demonstrated leadership on corporate social responsibility issues. We ask the company to expand upon that leadership by honoring its previous commitment to comprehensive EEO disclosure.

RESOLVED: The shareholders request that Home Depot prepare a diversity report, at reasonable cost and omitting confidential information, available to investors by September 2007, including the following:

1.
A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing numbers or percentages in each category;
2.
A summary description of any affirmative action policies and programs to improve performance, including job categories where women and minorities are underutilized; and
3.
A description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females or minorities.

RESPONSE TO PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT DISCLOSURE

WHAT IS THE RECOMMENDATION OF THE COMPANY?

The Company's commitment to equal opportunity has been recognized by many diversity-oriented organizations, and the Company does not believe adoption of this proposal would enhance its unwavering commitment to equal opportunity in any meaningful way. The Company therefore recommends that you vote against adoption of this proposal.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

Shareholders have rejected this proposal five times. The Company agrees with its shareholders because it takes seriously its commitment to being an equal opportunity employer and has created an Inclusion Council to focus on diversity issues affecting the Company, and has established a hotline to promote the anonymous reporting of concerns regarding the Company's Business Code of Conduct and Ethics. The Company's commitment to diversity is further evidenced through the affirmative action programs it has in each of its 2,000+ stores and the quality of associates that serve customers each day. In addition, as required by law, the Company prepares and files its EEO-1 report with the Equal Employment Opportunity Commission each year. The Company does not believe that public dissemination of this information, which could be manipulated or misinterpreted by those with interests adverse to the Company, would further promote the goal of equal employment opportunity in any meaningful way. Having demonstrated its leadership and support for the real issues presented by this proposal, the Company does not believe that adoption of the proposal would enhance its values or its unwavering commitment to equal employment opportunities.

WHAT IS THE COMPANY'S POLICY ON BEING AN EQUAL OPPORTUNITY EMPLOYER?

The Company's core values include an unwavering commitment to having respect for all people. The Company's success is defined by the talented and diverse workforce of women and men who stock its shelves, serve its customers and foster diversity throughout the Company. As an equal opportunity employer, the Company is committed to ensuring that its associates work in an environment of mutual respect, free from harassment and discrimination. The Company maintains a formal policy that it will not discriminate against any associate or applicant with regard to race, color, sex, sexual orientation, age, religion, national origin, disability or any other characteristic protected by applicable law. In addition, the Company's commitment to equal employment opportunity and diversity extends beyond the workplace. The Company is proud to support the efforts of many diversity-oriented organizations, including but not limited to, the Hispanic Association on Corporate Responsibility, the National Association for the Advancement of Colored People, the National Black MBA Association, the National Urban League, the Rainbow/PUSH Coalition, the United Negro College Fund and Catalyst U.S. and Canada. The Company has partnered with the AARP and four of the country's leading Hispanic organizations – The ASPIRA Association, Hispanic Association of Colleges and Universities, National Council of La Raza and SER – Jobs for Progress National – to promote the hiring of mature workers and Hispanic-Americans, respectively, in our stores. The Company is proud to have been honored for its commitment to being an equal opportunity employer through it being recognized as (i) No. 4 on the Hispanic Association for Corporate Responsibility's Corporate Responsibility Index, (ii) the Corporation of the Year by the Georgia Hispanic Chamber of Commerce, (iii) the Corporation of the Year by the Atlanta Chapter of the National Society of Hispanic MBAs, (iv) No. 23 Ranking for American's Top Organizations for Multicultural Business Opportunities 2006 by Diversitybusiness.com, (v) Diversity Best Practices CEO Leadership Award, (vi) Corporate Leadership Award for HD Supply from Hispanic American Construction Industry Association and (vii) the premier partner of the AARP Featured Employer Program.

HOW DOES THE COMPANY RESPOND TO DISCRIMINATION CLAIMS?

In 1998, the Company resolved two significant gender-based class action discrimination claims. Part of the resolution involved commitments by the Company to implement enterprise-wide programs to help ensure equality in the Company's practices of hiring, promotions, job assignments, training, compensation and terminations. Based on the successful implementation of such programs, the Company was pleased when the court and plaintiffs' legal counsel supported the termination of one of the related consent decrees a full year earlier than its scheduled expiration.

WHAT SPECIFIC ACTIONS OR PROGRAMS HAS THE COMPANY UNDERTAKEN TO ENSURE EQUAL EMPLOYMENT OPPORTUNITY?

Over the past five years, the Company has continued to add programs and safeguards above and beyond those commitments made as part of the consent decrees described above. For example, during 2001 and 2002, the Company standardized and improved all employment-related processes. In 2003, the Company appointed a Vice President of Diversity and Inclusion to provide focused leadership and to develop an inclusive work environment in which all associates are valued members of the Company and are respected and supported to do their best work. Under such leadership, the Company formed an Inclusion Council comprised of all levels of associates, including senior management. The Council helps to shape the Company's policies on inclusion, determines key initiatives to support ongoing awareness and improvement and oversees the implementation of the Company's related practices and processes. Significantly, during 2004, the Company developed and implemented affirmative action plans for every store – more than any other employer in America at the time. Today, continuing in this commitment, the Company has affirmative action plans in all of its 2,000+ stores. The Company believes that these actions have established it as a leader in equal employment opportunity.

WHY DOES THE COMPANY CONTINUE TO HAVE SOME DISCRIMINATION CLAIMS?

As one of America's largest employers, there is likely to be some dissatisfaction among certain associates. In the limited circumstances where legitimate issues arise, the Company takes appropriate action with respect to those involved. The Company maintains a zero tolerance policy with respect to discrimination.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING EXECUTIVE OFFICER COMPENSATION

(ITEM 5 ON THE PROXY CARD)

New York City Employees' Retirement System, located at 1 Centre Street, Room 736, New York City, New York 10007, is the beneficial owner of 2,509,748 shares of the Company's common stock and has submitted the following resolution:

        RESOLVED, that stockholders of The Home Depot, Inc. ("Home Depot") urge the board of directors to adopt a policy that Home Depot stockholders be given the opportunity at each annual meeting of stockholders to vote on an advisory resolution, to be proposed by Company's management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

        In our view, senior executive compensation at Home Depot has not always been structured in ways that best serve stockholders' interests. In each of the last three years, Chairman and CEO Robert Nardelli has been paid a base salary of $2,000,000 or more, given bonuses of at least $4,500,000 (he is guaranteed to receive a bonus of not less than $3,000,000), awarded restricted stock valued at over $10,500,000, given over 560,000 options, and received over $2,100,000 in other annual compensation for the forgiveness of a loan and accrued interest.

        We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide stockholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow stockholders to cast an advisory vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives stockholders a clear voice that could help shape senior executive compensation.

        Currently U.S. stock exchange listing standards require stockholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

        Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

        Accordingly, we urge Home Depot's board to allow stockholders to express their opinion about senior executive compensation at Home Depot by establishing an annual referendum process. The results of such a vote would, we think, provide Home Depot with useful information about whether stockholders view the company's senior executive compensation, as reported each year, to be in stockholders' best interests.

        We urge stockholders to vote for this proposal.

RESPONSE TO PROPOSAL REGARDING EXECUTIVE OFFICER COMPENSATION

WHAT IS THE RECOMMENDATION OF THE COMPANY?

The Company believes direct, on going communication with shareholders is a more effective means of providing insight into specific concerns about executive officer compensation instead of a vague, after the fact advisory vote that does not communicate any meaningful specific criticism that the Company can address. The Company therefore recommends that you vote against adoption of this proposal.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

A similar proposal was submitted in 2006 and was rejected by Company shareholders. As a practical matter, an advisory vote would not provide the Company or the Leadership Development and Compensation Committee, which is comprised solely of independent directors, with any meaningful insight into specific shareholder concerns regarding executive compensation. The Company already maintains a more effective means for shareholders to communicate directly with the Company's Board and the Committee that enables shareholders to express their concerns throughout the year and before any actions are actually taken. This means of shareholder input was proven effective during Fiscal 2006 as the Company discussed executive compensation with shareholders and made changes to its compensation programs as a result. By comparison, this proposal provides only for an advisory vote on matters after they have occurred.

WHAT IS THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY?

The Committee is responsible for maintaining an executive compensation program designed to attract, motivate and retain the most highly talented and experienced leadership for the Company. The program is designed around various components of compensation, including base salaries, incentive compensation, and various equity awards, and the Committee reviews and approves annually the compensation for all executive officers of the Company.

HOW DOES THE COMPANY DISCLOSE EXECUTIVE COMPENSATION MATTERS TO THE COMPANY'S SHAREHOLDERS?

The Company provides detailed and complete disclosure of compensation for executive officers in its Proxy Statement each year, in full compliance with the regulations of the Securities and Exchange Commission. These regulations require the reporting of all compensation arrangements for the Company's chairman and chief executive officer, its chief financial officer as well as its three other highest paid executive officers. Also, as required by the SEC, this Proxy Statement includes Compensation Discussion & Analysis (page 34) which sets forth the Company's approach and philosophy with respect to executive compensation.

HOW MAY SHAREHOLDERS COMMUNICATE CONCERNS TO THE COMMITTEE IN A MEANINGFUL WAY?

Shareholders may contact the Committee via e-mail at HD_Directors@homedepot.com, or by writing to the following address:

Leadership Development and
Compensation Committee
c/o Secretary to the Board of Directors
The Home Depot, Inc.
2455 Paces Ferry Road, N.W.
Atlanta, Georgia 30339

Through these means, the Committee can receive, understand and respond to specific concerns of shareholders on a more timely basis, as compared to a latent advisory vote. Since the Company has effectively addressed the concern of communication with its Board of Directors, we believe that the additional process set forth in this proposal is unnecessary.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING MANAGEMENT BONUSES

(ITEM 6 ON THE PROXY CARD)

Kenneth Steiner, located at 14 Stoner Ave., 2M, Great Neck, New York 11021, is the beneficial owner of 650 shares of the Company's common stock and has submitted the following resolution:

6 – Recoup Unearned Management Bonuses

"RESOLVED: Shareholders request our board to adopt a bylaw for our board to recoup for the benefit of our company all unearned incentive bonuses or other incentive payments to senior executives to the extent that their corresponding performance targets were later reasonably determined to have not been achieved. If it is absolutely impossible for this to be adopted as a bylaw, then this would be adopted as a policy. The Securities and Exchange Commission said there is a substantive distinction between a policy and a bylaw.

This would include that all applicable employment agreements and incentive plans adopt enabling or consistent text as soon as feasibly possible. This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts and pay plans. Restatements are one means to determine unearned bonuses.

This proposal is similar to the proposal voted at the Computer Associates (CA) August 2004 annual meeting. In October 2003 Computer Associates announced that it had inflated income in the fiscal year ending March 31, 2000 by reporting income from contracts before they were signed.

Bonuses for senior executives that year were based on income exceeding goals. Sanjay Kumar, then CEO, received a $3 million bonus based on Computer Associates' supposedly superior performance. Mr. Kumar did not offer to return his bonus based on discredited earnings. Mr. Kumar was later sentenced to 12-years in jail in regard to his employment at Computer Associates. There is no excuse for over-compensation based on discredited earnings at any company.

It is important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•
The Corporate Library (TCL) http://www.thecorporatelibarary.com/ an independent investment research firm rated our company:

    "F" in Overall Board Effectiveness.
    "Very High Concern" in Board Composition.
    "Very High Concern" in CEO Compensation – $31 million.
    "High" in Overall Governance Risk Assessment

•
We had no Independent Board Chairman – Independent oversight concern.
•
Cumulative voting was not allowed.
•
There are too many active CEOs on our board with 7 – Over-commitment concern.
•
Our Directors still had a $1 million gift program – Conflict of interest concern.

•
Five directors held 4 to 10 board seats – Over-commitment concern.
Mr. Langone
Mr. Gonzalez
Mr. Hill
Mr. Jackson
Mr. Clendenin
•
Three directors had 28-years tenure – Independence concern.
Mr. Langone
Mr. Hart
Mr. Marcus

•
Three directors had potentially compromising non-director links to our company – Independence concern.
Mr. Langone
Mr. Hart
Mr. Marcus

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes:

Recoup Unearned Management Bonuses
Yes on 6

RESPONSE TO PROPOSAL REGARDING MANAGEMENT BONUSES

WHAT IS THE RECOMMENDATION OF THE COMPANY?

The Company has implemented a policy substantially similar to the one proposed and believes further action is unnecessary. The Company therefore recommends that you vote against adoption of this proposal.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company believes adoption of this proposal is unnecessary since the Company has already adopted a policy which addresses the proponent's concerns. The Company has in place a policy that will allow the Board to recoup incentive compensation from an executive officer that engages in misconduct that results in the Company meeting or exceeding the operating or financial metrics on which the incentive compensation was based. In addition, the policy ensures that incentive compensation will be recovered from the CEO and CFO if the Company's financial statements are materially restated as a result of misconduct.

WHAT IS THE COMPANY'S POLICY ON THE RECOUPMENT OF INCENTIVE COMPENSATION?

The Company's Board has adopted the following policy to recoup incentive based compensation from executive officers, including the CEO and CFO:

  "To the extent permitted by law, if the Board of Directors, or a committee thereof, determines that any bonus, incentive payment, equity award or other compensation has been awarded or received by an executive officer of the Company, as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and that such compensation was based on any financial results or operating metrics that were satisfied as a result of such officer's knowing or intentional fraudulent or illegal conduct, then the Board or a committee thereof, shall recover from the officer such compensation (in whole or in part) as it deems appropriate under the circumstances. Further, following a restatement of the Company's financial statements, the Company shall recover any compensation received by the CEO and CFO that is required to be recovered by Section 304 of Sarbanes-Oxley Act of 2002.

  In determining whether to recover a payment, the Board shall take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice the interests of the Company in any related proceeding or investigation. The Board shall have sole discretion in determining whether an officer's conduct has or has not met any particular standard of conduct under law or Company policy."

  WE RECOMMEND THAT YOU
  VOTE AGAINST THE ADOPTION OF
  THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING RETIREMENT BENEFITS

(ITEM 7 ON THE PROXY CARD)

Massachusetts Laborers' Pension Fund, located at 14 New England Executive Park, Suite 200, Burlington, Massachusetts 01803-0900, is the beneficial owner of 18,097 shares of the Company's common stock and has submitted the following resolution:

Shareholder Proposal

RESOLVED:     The shareholders of The Home Depot, Inc. ("Home Depot" or the "Company") urge the Board of Directors (the "Board") to seek shareholder approval of any future extraordinary retirement benefits for senior executives. The Board shall implement this policy in a manner that does not violate any existing employment agreement or vested pension benefit.

For the purposes of this resolution, "extraordinary retirement benefits" means receipt of additional years of service credit not actually worked, preferential benefit formulas not provided under the Company's tax-qualified retirement plans, accelerated vesting of retirement benefits, and retirement perquisites and fringe benefits that are not generally offered to other Company employees.

SUPPORTING STATEMENT:

Supplemental executive retirement plans ("SERPs") provide deferred compensation for a select group of management or highly compensated employees whose compensation exceeds limits set by Federal tax law. Because SERPs are unfunded plans and payable out of the Company's general assets, the associated pension liabilities can be significant.

Our Company's proxy statement discloses that it maintains the Home Depot FutureBuilder Restoration Plan for certain key senior executives. The proxy statement states:

  Restoration Plan.    The primary purpose of the Restoration Plan is to provide additional retirement income to certain key executive employees of the Company and its participating affiliates to reduce the impact of certain provisions of the Internal Revenue Code that limit the maximum benefits that may accrue under the Company's qualified retirement plans. In particular, the Company intends for the Restoration Plan to offset the effects of the maximum compensation limitation under Code Section 401(a)(17) by providing the amount of supplemental retirement income specified in the Restoration Plan. The Restoration Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.

In an article entitled "Executive Pay; the New Executive Bonanza: Retirement," New York Times (April 3, 2005) it was reported that Chairman, CEO and President Robert Nardelli will be eligible for estimated annual retirement benefits of $3.9 million.

In our opinion Home Depot already provides Mr. Nardelli very generous compensation. According to the proxy statement, in 2005 Mr. Nardelli received a salary of $2.1 million; a bonus of $7 million; other annual compensation of $2.9 million; restricted stock awards valued at more than $14.6 million; and an LTIP payout of $2.4 million. In 2005 he was also granted 590,000 stock options with an estimated grant date present value of more than $8.1 million.

To help ensure that the use of extraordinary pension benefits for senior executives is in the best interests of shareholders, we believe such benefits should be submitted for shareholder approval. Because it may not always be practical to obtain prior shareholder approval, the Company would have the option of seeking approval after the material terms were agreed upon.

We urge your support for this important reform.

RESPONSE TO PROPOSAL REGARDING RETIREMENT BENEFITS

WHAT IS THE RECOMMENDATION OF THE COMPANY?

The Company believes that adoption of this proposal would prevent the Company from timely attracting and retaining senior leadership critical for the Company's future success. The Company recommends that you vote against adoption of this proposal.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

This proposal was submitted in 2006 and rejected by Company shareholders. Specifically, the Company already has a formal policy and process for the review and determination of retirement benefits for its senior leaders. The process is conducted by the Company's Leadership Development and Compensation Committee, which is comprised solely of independent directors, and by all of the Company's independent directors in the case of the Company's Chairman and Chief Executive Officer. The Company believes that adoption of a proposal to seek advance approval from shareholders would significantly limit the Company's ability to timely attract, motivate and retain the senior leadership critical for the Company's future success. In addition, the Company does not have a defined benefit retirement plan for any of its associates, including executive officers. Consequently, we do not believe that this proposal is in the best interest of Company shareholders.

WHY DOES THE COMPANY PROVIDE RETIREMENT BENEFITS TO SENIOR EXECUTIVES?

Retirement benefits are a critical component of a senior executive's overall compensation program and are essential to attracting, motivating and retaining the most highly talented executives with a demonstrated history of leadership and operating performance. Retirement benefits are also an important factor in an executive's decision to accept or reject a new position because in many instances, the best leaders must forfeit accumulated retirement and pension benefits with their current employer in order to accept a new position. Because the Company needs to continue to recruit experienced executives from other companies, the Committee must have flexibility to provide competitive benefits, including the replacement of retirement benefits, that a senior executive relinquishes when leaving his or her current employer to join the Company. As the Company continues to implement its growth strategy, the Committee must have the compensation tools necessary to competitively attract and maintain the very best leadership.

WHAT IS THE COMPANY'S PROCESS FOR APPROVING RETIREMENT BENEFITS?

The Committee is required to approve all retirement benefits for executive officers of the Company. In addition, the retirement arrangements of the Company's Chairman and CEO must be approved by a two-thirds majority of the independent directors of the Board. In determining these retirement arrangements, the Committee and the independent members of the Board undertake a formal comprehensive review process, including the significance of the leadership position being evaluated, past and current performance, consultation with nationally recognized independent compensation advisors, benchmarking against other companies of similar size and complexity of operation and, generally, the competitive economic environment.

HOW WOULD ADOPTION OF THE PROPOSAL AFFECT THE COMPANY'S ABILITY TO ATTRACT AND RETAIN THE BEST LEADERSHIP?

The Company believes that adoption of this proposal would have a significant adverse impact on the Company's ability to recruit and retain the best leadership talent available. The executive compensation process needs to be sufficiently flexible to allow the Company's Board to privately recruit and make binding offers and commitments on a timely basis. Requiring shareholders' advance approval of retirement benefits would prevent this and would be impractical for several reasons. First, the shareholder pre-approval process would make recruiting negotiations public and would jeopardize the executive's current employment arrangements. Second, even if shareholder approval followed an offer or commitment of employment, the offer would have to become public long in advance of a shareholders' meeting, again jeopardizing the executive's current employment. Further, since the Company, like most other public companies, conducts its shareholders' meeting annually, this process would prevent the Company from hiring or retaining leadership talent at the time these challenges and opportunities arise. Consequently, the Company would be limited to making binding offers once a year.

If adopted, the Company believes that this proposal would deter highly qualified executives from considering employment with the Company and significantly hinder the Company's ability to compete for these executives in any meaningful way. For all of these reasons, the Company believes that the day-to-day decisions of hiring and compensating senior leaders should continue to be managed by the independent members of the Board of Directors that are elected annually by the Company's shareholders.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING EQUITY COMPENSATION

(ITEM 8 ON THE PROXY CARD)

Harold Mathis, Jr., located at P.O. Box 1209, Richmond, Texas 77406, is the beneficial owner of 100 shares of the Company's common stock and has submitted the following resolution:

8 – Performance Based Stock Options

Resolved, Shareholders request that our Board of Directors adopt a policy whereby at least 75% of future equity compensation (stock options and restricted stock) awarded to senior executives is performance-based, and the performance criteria adopted by our Board is disclosed to shareowners.

"Performance-based" equity compensation is defined here as:

  (a)
  Indexed stock options, the exercise price of which is linked to an industry index;
  (b)
  Premium-priced stock options, the exercise price of which is substantially above the market price on the grant date; or
  (c)
  Performance-vesting options or restricted stock, which vest only when the market price of the stock exceeds a specific target for a substantial period.

This is not intended to unlawfully interfere with existing employment contracts. However, if there is a conflict with any existing employment contract, our Compensation Committee is urged – for the good of our company – to promptly negotiate revised contracts that are consistent with this proposal.

As a long-term shareholder, I support compensation policies for senior executives that provide challenging performance objectives that motivate our executives to achieve long-term shareowner value. I believe that a greater reliance on performance-based equity grants is particularly warranted at Home Depot.

Many leading investors criticize standard options as inappropriately rewarding mediocre performance. Warren Buffett has characterized standard stock options as "a royalty on the passage of time" and has spoken in favor of indexed options.

In contrast, peer-indexed options reward executives for outperforming their direct competitors and discourage re-pricing. Premium-priced options reward executives who enhance overall shareholder value. Performance-vesting equity grants tie compensation more closely to key measures of shareholder value, such as share appreciation and net operating income, thereby encouraging our executives to set and meet performance targets.

The Corporate Library, http://www.thecorporatelibrary.com/, an independent research firm, said:

For fiscal 2005, our CEO, Mr. Nardelli, was awarded a cash bonus of $7 million and received 380,000 shares of restricted stock, 175,000 deferred shares and 90,000 nonqualified stock options. His total compensation for fiscal 2005 was valued at more than $31 million. In contrast to this excessive sum of compensation, total shareholder return over his tenure as CEO is minus – 20.88%. This pay package justly exemplifies pay for failure.

The Corporate Library thus rated our company "Very High Concern" in CEO Compensation – $31 million in one year. Plus our Directors still had a $1 million gift program.

The above status reinforces the reason to take one step forward now and vote yes for:

Performance Based Stock Options
Yes on 8

RESPONSE TO PROPOSAL REGARDING EQUITY COMPENSATION

WHAT IS THE RECOMMENDATION OF THE COMPANY?

The Company believes that adoption of this proposal would unduly restrict its ability to develop a compensation program that effectively attracts, motivates and retains the most highly talented senior leadership for the Company. The Company therefore recommends that you vote against adoption of this proposal.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company believes that adoption of this proposal would unduly limit the discretion of the Leadership Development and Compensation Committee, which is comprised solely of independent directors, to award equity compensation by requiring at least 75% of equity compensation to be based on three specific types of performance-based compensation.

Performance vested options and performance shares were made a part of our Chairman and Chief Executive Officer's compensation. The Company believes the use of such awards for the Chairman and Chief Executive Officer was important to incentivize him to drive sustainable returns. The Company has used and continues to review use of similar awards for other executives. It is important for the Committee, however, to have the flexibility to consider the needs of the Company, the purpose of such awards and the need to attract or motivate the recipient of the award in making its compensation determinations.

All of the components of the Company's executive compensation arrangements are already competitively performance-related and align the interests of the Company's executive officers with shareholders. The Company believes the compensation structure of our executive officers addresses the substantive concerns of this proposal and does not believe that adopting this proposal would further contribute to the Company's ability to attract, motivate and retain the most highly talented senior leadership for the Company.

WHAT IS THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY?

The Committee is responsible for maintaining an executive compensation program designed to attract, motivate and retain the most highly talented and experienced leadership for the Company. Equity awards, including restricted stock and deferred shares, are an important element of our compensation program that aligns the interests of the Company's senior leadership with shareholders.

WHAT ARE THE PERFORMANCE CRITERIA USED IN DETERMINING THE AMOUNT OF EQUITY AWARDS?

The Board and the Committee consider performance in establishing every element of executive compensation. For the Company's Chairman and Chief Executive Officer, the Board closely aligned his equity awards with share performance. As such, the Board granted to Mr. Blake performance shares that were tied to total shareholder return over a three-year period and performance vested options that only vest if the Company's stock price increases by 25% over the grant date price.

In determining the amount of equity awards for other executive officers, including restricted stock and deferred shares, the Committee evaluates each executive's achievement of financial and non-financial performance objectives that are established by the Committee at the beginning of each fiscal year. Financial performance objectives include internal targets for sales, earnings, comparative sales and other detailed financial metrics. Non-financial performance objectives include process improvements, talent development, and similar non-financial key objectives.

The Committee also approved the long-term performance incentive plan for certain senior executives, which is based on specified financial performance goals that the Committee considers to be important contributors to long-term shareholder value. The awards will be made only if the Company achieves specified levels of average diluted earnings per share growth and average annual return on invested capital growth during the three-year performance period ending February 1, 2009.

WHAT CHALLENGES DO THE THREE PROPOSED "PERFORMANCE-BASED" EQUITY GRANTS PRESENT?

The Company believes the use of "index" stock options would create costs that outweigh the benefits and that it is not appropriate to link the exercise price of stock options to an industry index for several reasons. First, it is difficult to identify an index or a peer group of companies because the Company is in a unique industry. Second, since the strike price would fluctuate with an index, it may become lower than the fair market value of the stock on the grant date, which is not permitted under the Company's shareholder-approved 2005 Omnibus Stock

Incentive Plan. Third, Sections 162(m) and 409A of the Internal Revenue Code provide for unfavorable treatment of stock options if the strike price is below the fair market value on the grant date.

The Company believes that the use of premium-priced stock options as the primary form of incentive compensation is not optimally efficient because their compensation value may be reduced without a similar reduction in the Company's accounting cost. In addition, the vesting schedule the Company has adopted for its equity awards already ensures that the executive officers may not benefit significantly from a temporary increase in the stock price soon after the grant date.

While the Chairman and Chief Executive Officer and other senior executives have been awarded performance-vesting options or performance shares, the Company does not currently believe the use of such awards in the proportion that would be required by the proposal is appropriate. As noted under the section of this Proxy Statement entitled "Compensation Discussion & Analysis", for equity grants after Fiscal 2006, the Company has moved to a grant methodology in which approximately 25% (50% for the CEO) of equity compensation to named executive officers is comprised of performance shares, paid out at the end of three years based on the Company's relative total shareholder return ranking compared to companies in the S&P 500. Awards that vest based on meeting pre-specified performance conditions may be of limited motivational utility if they are negatively affected by external market conditions. If the goals are based on the stock reaching a specific level, there is some risk of the stock price retracting back to lower levels after an award vests. Similarly, such an award may vest soon after the grant date creating need for additional grants to retain key executives.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING PAY-FOR-SUPERIOR PERFORMANCE

(ITEM 9 ON THE PROXY CARD)

United Brotherhood of Carpenters and Joiners of America, located at 101 Constitution Avenue, N.W., Washington D.C. 20001, is the beneficial owner of 36,200 shares of the Company's common stock and has submitted the following resolution:

Pay-for-Superior-Performance Proposal

Resolved:    That the shareholders of The Home Depot, Inc. ("Company") request that the Board of Director's Executive Compensation Committee establish a pay-for-superior-performance standard in the Company's executive compensation plan for senior executives ("Plan"), by incorporating the following principles into the Plan:

  1.
  The annual incentive or bonus component of the Plan should utilize defined financial performance criteria benchmarked against a disclosed peer group of companies, and provide that an annual bonus should be awarded only when the Company's performance exceeds its peers' median or mean performance on the selected financial criteria;
  2.
  The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company's performance exceeds its peers' median or mean performance on the selected financial and stock price performance criteria; and
  3.
  Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement:    We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company's performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the Company's Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company's performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

RESPONSE TO PROPOSAL REGARDING PAY-FOR-SUPERIOR PERFORMANCE

WHAT IS THE RECOMMENDATION OF THE COMPANY?

The Company believes it has designed a compensation program that firmly aligns its executive officers, including its Chairman and Chief Executive Officer, with shareholders. The Company recommends that you vote against adoption of this proposal.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company believes it is essential that the Leadership Development and Compensation Committee, which is comprised solely of independent directors, exercise its best judgment to determine executive compensation. The Committee needs the latitude to develop the incentive and performance criteria that will be competitive based on the Company's strategic needs and initiatives. The Committee's current processes and procedures for establishing executive compensation ensure that such arrangements align the interests of shareholders and management. The Company believes the proposal would impose substantial restraints on the Committee's ability to exercise its best judgment and would therefore jeopardize the competitiveness of the Company. For these reasons, the Company believes this proposal is not in the best interest of Company shareholders.

WHAT IS THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY?

The Committee is responsible for maintaining an executive compensation program designed to attract, motivate and retain the most highly talented and experienced leadership for the Company. The executive compensation program is designed around various components of compensation, including base salaries, incentive bonuses, and various equity awards, including restricted stock and stock options.

WHAT COMPONENTS OF THE COMPANY'S EXECUTIVE COMPENSATION ARE PERFORMANCE-RELATED?

The Company's success depends on the performance of its employees. For this reason, the Committee considers performance in establishing every element of executive compensation. The Company's current compensation program incorporates various pay-for-performance components intended to align the interests of the Company's executives and its shareholders.

The Board designed the Chairman and Chief Executive Officer's compensation so that 89% is primarily based on Company performance. As part of his compensation, Mr. Blake was awarded performance vested options which only vest if the Company's stock price increases 25% over the grant date price. Mr. Blake was also awarded performance shares that are tied to relative total shareholder return over a three year period.

Annual incentives are considered for executive officers based on the Company's Management Incentive Plan, which includes a number of financial and non-financial objectives established at the beginning of each fiscal year to motivate and reward executives through aligning pay with annual performance. Financial performance objectives include internal targets for sales, earnings, comparative sales and other detailed financial metrics. Non-financial performance objectives include process improvements, talent development, and similar non-financial key objectives. The achievement of all these objectives is necessary for the Company to succeed.

The Company's long-term performance incentives are designed to reward executives for increasing long-term shareholder value and typically include stock options, a performance shares/cash plan, shares of restricted stock and deferred shares or deferred stock units. Long-term performance awards provide incentives for future performance by basing the value of the award on the future success of the Company rather than making the award instantly valuable, thus further aligning the interests of the Company's executives and its shareholders. In determining the amount of equity awards, including restricted stock and deferred shares, the Committee evaluates each officer's achievement of financial and non-financial performance objectives as discussed above.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING POLITICAL NONPARTISANSHIP

(ITEM 10 ON THE PROXY CARD)

Mrs. Evelyn Y. Davis, located at Watergate Office Building, Suite 215, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, is the beneficial owner of 200 shares of the Company's common stock and has submitted the following resolution:

  RESOLVED:    "That the stockholders of Home Depot assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

        "(a)
        The handing of contribution cards of a single political party to an employee by a supervisor.

        "(b)
        Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

        "(c)
        Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

        "(d)
        Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

        "(e)
        Placing a preponderance of contribution cards of one party at mail station locations."

  REASONS:    "The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclination. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Home Depot)." "And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report."

  "Last year the owners of 160,096,666 shares, representing 8.8% of shares voting, voted FOR this proposal."

  "If you AGREE, please mark your proxy FOR this resolution."

RESPONSE TO PROPOSAL REGARDING POLITICAL NONPARTISANSHIP

WHAT IS THE RECOMMENDATION OF THE COMPANY?

The Company has adopted a policy which substantially implements this proposal and believes its adoption would not enhance the Company's commitment to political nonpartisanship. The Company therefore recommends that you vote against the adoption of this shareholder proposal.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company's shareholders, in 2005 and 2006, voted to reject this proposal. Specifically, the proposal calls upon us to prohibit certain partisan political activities by our associates on Company premises. We completely agree that such activities should be prohibited and, in fact, our policy formally prohibits such activities. In part, our policy states that "The Home Depot  . . . does not permit the use of corporate resources or company time for personal political matters" and "The Home Depot does NOT allow solicitation or distribution of literature on company property by any associate or organization unless required by law." Not only does our policy restrict certain political activities by associates, but the conduct that the proposal seeks to ban is also illegal under federal election law.

Since we already maintain a formal policy that supports a nonpartisan atmosphere and addresses the specific concerns raised by this proposal, we do not believe that adoption of the proposal would enhance the Company's existing commitment to nonpartisan political activities.

WHAT IS THE COMPANY'S POLICY ON POLITICAL ACTIVITY?

The Company maintains a formal political activity and government relations policy in accordance with federal and state law. We believe it is important that federal, state and local governments have an understanding of how their actions impact our business, our customers and our associates. Consequently, we communicate with governmental organizations or officials about our business concerns, and we sponsor a voluntary nonpartisan political action committee. Participation by our associates is voluntary.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING CHAIRMAN AND CEO

(ITEM 11 ON THE PROXY CARD)

American Federation of State, County and Municipal Employees, located at 1625 L. Street, N.W., Washington, D.C. 20036, is the beneficial owner of 13,449 shares of the Company's common stock and has submitted the following resolution:

        RESOLVED, that pursuant to Section 109 of the Delaware General Corporation Law, the stockholders of The Home Depot, Inc. ("Home Depot") hereby amend the bylaws to replace the current Article III section 2 with the following:

"The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors. He shall vote any shares of stock or other voting securities owned by the Corporation. In general, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

The Chairman of the Board shall be a Director who is independent from the Corporation. For purposes of this by-law, "independent" has the meaning set forth in the New York Stock Exchange ("NYSE") listing standards, unless the Corporation's common stock ceases to be listed on the NYSE and is listed on Nasdaq or another national exchange, in which case such exchange's definition of independence shall apply. If the Directors determine that a Chairman who was independent at the time he was selected is no longer independent, the Directors shall select a new Chairman who satisfies the requirements of this by-law within 60 days of such determination. This by-law shall be implemented in a way that does not violate any contractual obligation of the Corporation. Compliance with this by-law shall be excused if no Director who qualifies as independent is elected by the stockholders or if no Director who is independent is willing to serve as Chairman."

SUPPORTING STATEMENT

        Home Depot CEO Robert Nardelli currently serves as chairman of Home Depot's board of directors. This arrangement is reflected in Article III section 2 of Home Depot's bylaws, which require that the chairman also be the company's CEO. This Proposal would eliminate that requirement and would also provide that the chairman must be a director who is independent from Home Depot.

        We believe that independent board leadership would benefit Home Depot and its stockholders. At the 2006 annual meeting of stockholders, with Mr. Nardelli presiding, debate was stifled at a time when stockholders were demanding accountability for decisions about executive compensation (holders of over 30% of shares withheld support for certain Home Depot directors) and not a single outside director attended the meeting. Stockholder outrage and intense negative publicity followed. The Corporate Library, which assigns Home Depot an F rating, noted that "Home Depot's shareholders are just about as angry and unhappy with their board and CEO as any other group of shareholders in recent American history."

        In our view, the disastrous 2006 stockholders' meeting and the disconnect between CEO pay and performance illustrate the dangers of having the same person occupy the top management position and serve as board chairman. Independent board leadership would help ensure that the board's focus remains on the interests of Home Depot's stockholders.

        We urge stockholders to vote for this Proposal.

RESPONSE TO PROPOSAL REGARDING CHAIRMAN AND CEO

WHAT IS THE RECOMMENDATION OF THE COMPANY?

The Company believes its Lead Director provides strong leadership of the independent directors and effective oversight of management. The Company therefore recommends that you vote against adoption of this proposal.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company's shareholders, in 2003 and 2006, rejected a similar proposal. The Company agrees with its shareholders and believes that it is in the best interests of the shareholders for the Board to have the flexibility to identify the director to serve as Chairman. The Company also believes that its Board, which is elected annually by shareholders under a majority vote standard, is best situated to determine which director should serve as Chairman. Moreover, the Company has already addressed the concerns identified by the proposal by having a Lead Director who helps maintain the Board's independence and ability to fulfill its management oversight responsibilities.

WHAT MEASURES HAVE BEEN TAKEN TO ENSURE THE BOARD FULFILLS THESE RESPONSIBILITIES?

Since 1998, the Company has had a Lead Director who helps maintain the Board's independence and ability to fulfill its management oversight responsibilities. The Lead Director is an independent director elected by the independent members of the Board. Unlike the Chairman's role, which is to set the strategic priorities for the Board, preside over its meetings and communicate the Board's findings and guidance to management, the Lead Director serves as the liaison between non-employee directors and senior management. In addition, the Lead Director duties include: (i) chairing the executive sessions of non-employee directors, (ii) chairing Board meetings when the Chairman is not present, (iii) consulting with the Chairman and approving the schedules, agendas and information provided to the Board for each meeting and (iv) consulting with the Chairman on such other matters pertinent to the Company and the Board. The Lead Director may also call meetings of non-employee directors and is available for direct communication and consultation with major shareholders. The Company believes this structure provides the appropriate balance between the need for consistent strategic direction and the need for objectivity and independence of non-employee directors.

DOES THE CHAIRMAN CONTROL THE INFORMATION PROVIDED TO THE BOARD?

The Chairman is not the sole source of information for the Board. As provided in the Company's Corporate Governance Guidelines, directors have full access to management and to information about the Company's operations. In addition, the non-employee members of the Board, led by the Lead Director, regularly meet without management present to consider Company matters, including the performance of the CEO.

WHAT ARE THE ADVANTAGES OF HAVING THE CHIEF EXECUTIVE OFFICER SERVE AS CHAIRMAN OF THE BOARD?

Since the Company was formed in 1978, the Company has primarily used the governance model of having one person serve as Chairman and Chief Executive Officer. This model has been widely adopted by public companies as good corporate governance, with a leading executive search firm finding that 74% of the companies comprising the S&P 500 have one person serving as Chairman and CEO. The Company believes that the stability and consistency in leadership that this good practice provides was a key part of its growth into the world's largest home improvement specialty retailer and the second largest retailer in the United States. The Board believes that the Company is best served by continuing to have the CEO also serve as Chairman. In his position as Chairman and CEO, Mr. Blake is able to promote communication, synchronize activities and provide consistent leadership to both the Board and the Company by acting as a conduit between the Board and the operating organization and coordinating the strategic objectives of both groups.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy and Objectives

Our compensation program is intended to motivate our officers and other key employees to achieve short- and long-term corporate goals that enhance shareholder value, and to enable the Company to attract and retain exceptionally talented individuals. To meet these objectives, our goal is to provide pay for performance by setting challenging performance goals for our executives and conditioning a significant proportion of their compensation on the achievement of those goals.

We believe that compensation plays a vital role in achieving short- and long-term business objectives that ultimately drive long-term business success. Our compensation programs are designed to focus our executives on the Company's critical goals that translate into long-term shareholder value. As a result, a significant proportion of named executive officer compensation is variable, based on corporate, divisional and individual performance, share-price performance and relative shareholder return. Such pay practices are highly differentiated based on individual performance, leadership and potential as well as overall enterprise and business unit results. They are assessed in the context of a rigorous performance management process and take into account competitive practices at our peer companies. Furthermore, these practices are responsive to a significant enterprise transformation effort that commenced and continues amidst a challenging economic and business climate.

Performance-Based Compensation

A significant proportion of our named executive officers' compensation has historically been based on achievement of corporate, divisional and individual performance objectives and share-price performance. As described in greater detail below, approximately 70% of annual incentive compensation for our named executive officers has been tied to financial performance, including achievement of sales and operating profit objectives as set forth in our business plan for the Company. In addition, payments to named executive officers under our cash-based long-term incentive plan have been conditioned on multi-year growth in our earnings per share. For Fiscal 2006, the Company awarded 100% restricted stock as its long-term equity incentive for all Company associates, including named executive officers. Beginning in Fiscal 2007, to further enhance the alignment of management compensation with shareholder return, a significant portion of equity compensation for our named executive officers will be delivered in the form of performance shares and conditioned on the achievement of specified levels of shareholder return relative to other S&P 500 companies. Furthermore, for Fiscal 2007, approximately 89% of our Chief Executive Officer's target compensation is tied to the achievement of corporate, divisional and individual performance objectives, share-price performance and relative shareholder return. Equity compensation awarded to our Chief Executive Officer for Fiscal 2007 is delivered solely in the form of performance shares and performance-vested stock options that may be exercised only upon attainment of positive share-price performance of 25% or more.

Benchmarking

The Company reviews compensation paid by peer group companies in determining the target compensation provided to executive officers. Peer group data were provided by Hewitt Associates. Hewitt used the Fortune 50 companies to provide market data for compensation of the named executive officers. Not all Fortune 50 companies provided data on each position.

Where Hewitt data are not available for a particular position, the Company also uses Hay Group's retail database to assess competitive market compensation. The following retailers were included in the peer group data received from Hay Group:

American Eagle Outfitters, Inc.	Ann Taylor
Best Buy Co., Inc.	Circuit City Stores, Inc.
Federated Department Stores, Inc.	J. Crew
J. C. Penney Company, Inc.	Kmart Corporation
Kohl's Corporation	Limited Brands
Lowe's Home Improvement Warehouse	The May Department Stores Company
Neiman Marcus	Nordstrom, Inc.
Payless ShoeSource, Inc.	Pier1 Imports Inc.
Saks Fifth Avenue Enterprises	Sears Holdings Corp.
Staples	Target Corporation
The TJX Companies, Inc.	Toys "R" Us, Inc.
Wal-Mart Stores, Inc.	Williams-Sonoma, Inc.

We review these market data to help us establish the range of reasonable compensation for our executives, assuming achievement of corporate, divisional and individual performance objectives.

Role of Leadership Development and Compensation Committee

Our executive compensation program is overseen and administered by the Leadership Development and Compensation Committee (the "Committee"), which is comprised entirely of independent directors, as determined in accordance with New York Stock Exchange and Internal Revenue Code rules. The Committee operates under a written charter adopted by our Board. A copy of the charter is available on our web site at www.homedepot.com under "Investor Relations," and in print upon request. The Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers other than the Chief Executive Officer, but may, if it chooses, delegate any of its responsibilities to subcommittees. The Committee has not delegated any of its authority with respect to the compensation of any executive officer. All decisions with respect to the compensation of the Company's Chief Executive Officer are made by the independent members of the Board.

Role of Executive Officers in Compensation Decisions

The Committee Chair develops the agenda for each meeting of the Committee in consultation with the Company's Executive Vice President – Human Resources ("EVP-HR"). The EVP-HR is responsible for developing appropriate agenda materials for the Committee's review and consideration, including recommendations as to the amount and form of executive and director compensation, and for reviewing these materials and recommendations with the Committee Chair and the Committee's independent compensation consultant before each Committee meeting. During Fiscal 2006, the Company used Hewitt Associates to provide research and market data to assist the EVP-HR in developing executive and director compensation recommendations and materials for the Committee's review. Hewitt Associates has historically performed other human resources consulting services for the Company, including employee benefits administration and recordkeeping services. The Chief Executive Officer has input on the recommendations to the Committee with respect to the compensation of the Company's senior leadership team and other Company officers. The Committee considers, but is not bound to and does not always accept, management's recommendations with respect to executive compensation. The Committee also typically seeks input from its independent compensation consultant prior to making any final determinations. Both the EVP-HR and the Company's Chief Executive Officer regularly attend Committee meetings, excluding portions of meetings where their individual compensation is discussed.

Role of Compensation Consultant in Compensation Decisions

The Committee engaged Towers Perrin as its independent compensation consultant during Fiscal 2006 for research, market data and survey information and design expertise in developing executive and director compensation programs. Towers Perrin advises the Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values, and provides executive compensation analysis with respect to the named executive officers and other executives. Towers Perrin generally attends meetings of the Committee, participates in executive sessions without members of management in attendance, and also communicates with the Committee outside of meetings. Towers Perrin was first retained by the Committee in January 2005.

Towers Perrin reports directly to the Committee, although they may meet with management from time to time for purposes of gathering information on proposals that management may make to the Committee. The Committee is free to replace the consultant or hire additional consultants at any time. Pursuant to the independence policy adopted by the Committee, the Committee's compensation consultant may not provide services or products of any kind to the Company or its management. No affiliate of the consultant or advisor may receive payments from the Company and its management that would exceed 2% of the consolidated gross revenues of Towers Perrin and its affiliates during any year. Towers Perrin did not provide any services to the Company or its management during Fiscal 2006. During Fiscal 2006, Tillinghast, a subsidiary of Towers Perrin, received payments from the Company for actuarial services in an amount that was significantly less than 2% of the consolidated gross revenues of Towers Perrin and its affiliates. The Committee monitors these independence requirements and requires an annual certification from Towers Perrin confirming compliance with the Committee's independence policy. During Fiscal 2006, the Committee also engaged legal counsel to advise the Committee on legal issues arising in the ordinary course of carrying out the duties and responsibilities of the Committee.

Elements of Our Compensation Programs

Our compensation programs consist of the following principal elements: (1) base salary; (2) annual incentives; (3) long-term incentives, including equity awards; (4) deferred compensation; (5) executive perquisites and other benefits; and (6) broad-based benefit programs. Base salary is set with the goal of attracting associates and adequately compensating and rewarding them on a day-to-day basis for time spent and services performed, while our annual and long-term incentives and equity programs are designed to provide an incentive and reward for the achievement of individual performance goals and annual and long-term business objectives as well as to retain key talent. The Company does not have a formal policy for allocating between cash and non-cash compensation, but generally places a greater emphasis on equity-based compensation in arriving at total compensation. For Fiscal 2006, the Company considered several factors, including current market conditions, business results, individual performance, leadership, potential and retention in determining annual salary and bonus levels and the number and kind of long-term incentive awards. Annual incentive compensation and a significant proportion of long-term incentive compensation awarded to executive officers are conditioned on the achievement of individual and financial performance goals, the long-term performance of our stock and the retention of our executives. Target performance goals under the Company's Management Incentive Plan ("MIP") and Long Term Incentive Plan ("LTIP") are based on the board-approved business plan for the fiscal year and the LTIP performance period and consist of achievement of specified levels of Company sales and operating profit and growth in diluted earnings per share. The Company considers these internal plans to be confidential and competitively sensitive information. Since the goals are based on the Company's business plan, it is projected at the start of a performance period that participants will earn target level awards. The targets are set at the beginning of the year with the intent of being challenging but achievable. Therefore, the Company expects that the targets will be frequently but not automatically achieved. Our annual incentive and long-term incentive compensation encourages a high level of individual performance and aligns our executives with our financial performance objectives and the long-term interests of our shareholders.

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Base Salaries:    We provide competitive base salaries that allow us to attract and retain a high-performing leadership team. Base salaries for our executive officers are reviewed and adjusted on an annual basis. Merit increases typically occur in April of each fiscal year, and are established based on a comprehensive-performance management process that assesses each executive officer's leadership and performance over the previous year, as well as the executive officer's potential for development and performance in the future. In establishing base salaries for Fiscal 2006, the Committee considered many factors, including total compensation, scope of responsibilities, years of experience and the competitive marketplace. The Company does not target any specific proportion of total compensation when setting base salary. The named executive officers received salary increases in April 2006 ranging from 5.7% to 11.2%. Mr. Blake and Ms. Tomé received an additional 11.8% and 9.9% salary increase, respectively, in November 2006 in recognition of the assumption of additional responsibilities.

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Annual Incentive:    All executive officers participate in the MIP. The MIP is a cash-based incentive plan that rewards executives for the achievement of short-term financial and non-financial performance objectives that are established at the beginning of each fiscal year. The target and maximum bonus payout levels are determined as a percentage of base salary. The Company does not, however, target any specific proportion of total compensation when setting annual incentive compensation. Seventy percent of the MIP payout is based on achievement of financial performance objectives and 30% is based on achievement of non-financial performance objectives. Financial performance objectives for Fiscal 2006 were based on actual sales and operating profit measured against projected achievement of these items in our business plan for the year. Because these amounts were less than the target performance levels set at the beginning of the year, no payout was made for Fiscal 2006 under the financial portion of the MIP. Individual performance objectives for Fiscal 2006 were based on a combination of operational, customer service and personnel metrics. The Committee considered the achievement of the executive's individual performance objectives, as well as retention and motivation factors, in determining the total cash bonus to be paid to each executive officer. For Fiscal 2006, the Committee awarded Ms. Tomé and Mr. DeRodes a discretionary bonus in addition to the 30% MIP payout, as reflected in footnote four to the Summary Compensation Table. As required by his employment agreement, Mr. Nardelli received a $3 million bonus payment for Fiscal 2006, the minimum bonus allowed by his employment agreement.

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Long-Term Incentives:    To better align the interests of management with long-term shareholder interests, we provide long-term incentives to executive officers. We deliver long-term incentives typically in the form of a cash-based long-term incentive plan, shares of restricted stock and deferred shares or deferred stock units, stock options and, beginning in Fiscal 2007, we awarded performance shares to all our executive officers and performance vested options instead of traditional stock options to our Chief Executive Officer. The long-term incentives are designed to reward executives for increasing long-term shareholder value and to retain them at the Company. They also encourage a high level of performance from our executives, as the ultimate payout to the executive depends on our financial performance and the price of our stock. In addition, our Chief Executive Officer's ability to receive any compensation under performance-vested options is conditioned on achievement of a minimum level of stock price appreciation, and the compensation payable under performance shares is determined based on the total return received by our shareholders relative to shareholders of other companies in the Standard & Poor's 500.

  For Fiscal 2006, the Company moved to 100% restricted stock as its long-term equity incentive for all Company associates, including named executive officers. For equity grants made after Fiscal 2006, the Company has moved to a grant methodology of 50% restricted stock, 25% stock options and 25% performance shares. The total value of awards granted is based on an overall review of both individual and corporate performance and the value of equity grants of similar officers at comparable companies. Equity grants may also be made to newly hired executive officers outside of our annual grant process, upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility.

  During Fiscal 2006, the Company also made restricted stock grants of $1 million to Mr. Blake and to Ms. Tomé in consideration of the assumption of additional responsibilities. In each case, the award cliff vests 100% on the fifth anniversary of the grant, and thereby also serves as a significant retention tool.

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  Long Term Incentive Plan:    Executive officers are eligible to participate in the Company's LTIP. For performance periods beginning before 2007, awards are payable only if the Company achieves specified levels of average diluted earnings per share ("EPS") growth during a three-year performance period. Average diluted EPS is determined by averaging the diluted percentage increase in EPS for each fiscal year in the performance period, inclusive of the impact of any share repurchase program during the performance period for performance periods beginning in Fiscal 2006. Awards are payable in cash at the end of the performance period. We have historically used EPS as a measure of long-term financial performance to provide continuing emphasis on specified financial performance goals that the Committee considers important contributors to long-term shareholder value. Beginning with the performance period commencing in Fiscal 2007, the LTIP program was revised to add a return on invested capital ("ROIC") performance goal, with the revised LTIP payout being equally weighted to achievement of the EPS and ROIC performance metrics. The decision to include ROIC as an additional performance measure was based on the Company's desire to focus management on the efficient use of capital.

    During the Fiscal 2004-2006 performance period, average diluted EPS, adjusted for the impact of share repurchases, grew 13.1%. Because we exceeded the maximum performance level established for the Fiscal 2004-2006 performance period, pursuant to the terms of the plan, LTIP payments were made to the named executive officers at 150% of target levels for the performance period.

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  Stock Options:    Historically, we have provided annual stock option grants as part of our long-term incentive compensation. The Company grants stock options with an exercise price equal to the fair market value of the Company's stock on the date of grant. Generally, stock options may be exercised, once vested, over the remainder of the ten-year option term, and, for executive officers, vest 25% per year beginning on the second anniversary of the grant date. The number of shares subject to equity awards is determined by the Committee based on the individual's position within the Company, job performance, future potential, and other factors, with total equity compensation awarded within the standard, enhanced and premium levels described below. Additionally, Messrs. Nardelli, Donovan and Fernandez had employment agreements that provided for awards of a specified minimum number of stock options to be made to such officers, as described under "What are the Terms of Employment Agreements with the Company's Named Executive Officers?" in this Proxy Statement.

    For the March 2006 annual awards, the Company moved away from stock options to restricted stock as the primary vehicle of equity compensation for all associates of the Company, including executive officers, in an effort to better utilize the associated equity expense recognized. We also believed that providing restricted stock in lieu of stock options was an effective reward and retention vehicle. For Fiscal 2006, Messrs. Nardelli, Donovan and Fernandez each accepted the restricted stock award reported under Grants of Plan-Based Awards in satisfaction of the Company's obligation to provide a stock option grant to the executive under his employment agreement.

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  Restricted Stock:    Prior to Fiscal 2002, restricted stock was not a core component of our compensation programs. In Fiscal 2002, we began to grant restricted stock to executive officers to (i) increase the alignment of management and shareholder interests by delivering ownership; (ii) to provide an enhanced retention mechanism; and (iii) in some instances, to offset the less than competitive retirement benefits.

    For Fiscal 2006, the Company made two separate awards of restricted shares to the named executive officers: an annual grant and a career grant. The annual grant was intended to provide compensation for service over the previous fiscal year and to condition the receipt of this compensation on the satisfaction of a multi-year vesting schedule designed to enhance retention of the executive. The career grant was intended to partially offset the less than competitive supplemental executive retirement benefits offered to our executives other than Mr. Nardelli, whose career grant was made for retention purposes. The size of each executive's annual award was set at a standard, enhanced or premium equity grant level, based on the executive's individual performance rating for the previous fiscal year. The standard level of award is designed to deliver equity equal to 100% of the executive's base salary, the enhanced level of award to deliver 150% of base compensation, and the premium level of equity award to deliver 300% of the executive's base salary. The grant methodology for the career award had two components: a discretionary retention element and an element of additional compensation to offset the lack of competitive retirement benefits. The retention portion of the career grant was intended as additional equity to reward performance and to provide an additional retention tool in response to the competitive environment for executive talent among peer companies. The retirement component of the career grant was intended to deliver a number of shares determined based on the projected final five-year average total cash compensation earned by the executive at retirement and assuming a compensation replacement rate that is the average of (a) 60% and (b) 2% times projected years of service with the Company at age 62. The vesting provisions of career grants were designed to promote executive retention by linking 50% of the award to continued service through age 62 (age 60 for Fiscal 2006 awards).

    Typically, the career grant vests 25% on the third anniversary of the date of grant, 25% on the sixth anniversary and the remaining 50% at either age 62 or the earlier of age 60 or the 10th anniversary of the grant date. The annual grant vests all at once on the fifth anniversary of the date of grant, subject to the executive's continued employment through the vesting date.

    For Fiscal 2006, the Company moved to 100% restricted stock as its long-term equity incentive for all Company associates, including named executive officers, for the reasons noted above. Also, beginning in Fiscal 2007, the Company has adopted an approach to annual equity grants providing a mix of 50% restricted shares, 25% stock options and 25% performance shares to executive officers other than the CEO. The Company has also eliminated the career grant, although the Company may still consider the lack of competitive retirement benefits in determining the amount of the annual equity award to be made to a given executive.

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  Deferred Shares or Deferred Stock Units:    From time to time, the Company uses deferred shares or deferred stock units to provide equity compensation to an executive officer. These awards permit officers to defer receipt of and taxation on such compensation until a future date elected by such officer. The deferred shares are nonqualified deferred compensation arrangements payable in shares of the Company's common stock and typically have the same vesting schedule as restricted stock awards, as discussed above. Deferred stock units were provided to Messrs. Nardelli, Donovan and Fernandez, in connection with their initial employment with the Company, pursuant to their employment agreements. Prior to Fiscal 2006, the Company also made deferred share awards to Mr. Nardelli in lieu of restricted stock to permit him to defer receipt of and taxation of such compensation until a future date that he elected. The use of deferred shares or deferred stock units may also help the Company optimize the tax deductibility of these awards.

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  Performance Shares:    For Fiscal 2007, to more fully align executive compensation with the creation of shareholder value, 25% of the equity compensation provided to named executive officers (50% for our Chief Executive Officer) will be in the form of performance shares. The performance share award will be paid out at the end of three years based on the Company's relative total shareholder return ("TSR") ranking compared to the TSR ranking of the individual companies included in the S&P 500 (TSR is defined by reference to our stock price appreciation and assumes the reinvestment of dividends into Company common stock). Executive officers will receive 50% of the award if the Company ranks at the 40th percentile, 100% of the award if the Company ranks at the 50th percentile, and 300% of the award if the Company ranks at the 100th percentile of the TSR ranking of the S&P 500. Payout is interpolated for results between these percentile rankings and there is no payout for a ranking below the 40th percentile. Dividends will accrue on performance share awards and be paid upon the payout of the award to the extent the award is earned.

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  Performance Vested Options:    On February 22, 2007, the Chief Executive Officer received an award of $2.5 million in performance vested options. Mr. Blake's stock options will vest only after the Company's stock price has increased 25% over the grant date price for at least 30 consecutive trading days (the "Target Closing Stock Price"). There is also a minimum one-year vesting period from the grant date in order for these options to become exercisable. The options expire on the earlier of: (a) termination of Mr. Blake's employment, (b) five years from the grant date if the Target Closing Stock Price has not been achieved, or (c) ten years from the grant date.

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Deferred Compensation Plans.    The Company has two nonqualified deferred compensation arrangements for our executives: the Deferred Compensation Plan For Officers and the FutureBuilder Restoration Plan ("Restoration Plan"). The plans are designed to permit participants to accumulate additional income for retirement and other personal financial goals, as more fully described in the narrative to the Nonqualified Deferred Compensation table. Deferred compensation arrangements are standard executive programs, and we believe that these arrangements help us in the recruitment and retention of the executive talent for which we are competing.

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Perquisites.    We do not view perquisites as a significant element of our comprehensive compensation structure, but we believe they can be useful in attracting, motivating and retaining the executive talent for which we compete. The Company provides the following perquisites to its named executive officers:
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Participation in the Supplemental Executive Choice Program ("SECP"), which is an after-tax allowance of $35,000 per calendar year that the executive may apply to the purchase of financial planning services, car allowance, medical services not otherwise covered under Company plans, supplemental disability insurance, excess personal liability coverage and coverage under a retiree medical plan.
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Company-paid term life insurance coverage of $20 million ($30 million for the Company's former Chief Executive Officer) and tax reimbursement to the extent the premium was taxable to the executive. The Company will continue to pay the premium for the term of the policy, with applicable tax reimbursement, upon retirement of the executive at age 60 or later with at least five years of continuous service with the Company. The Company will also reimburse the executive for up to $5,000 for professional fees for estate planning with respect to such insurance coverage.
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$250,000 death benefit, less the amount of premiums paid by the Company on the insurance policy, which benefit is continued for life for executives with ten years of service with the Company. Currently, Carol Tomé is the only named executive officer entitled to lifetime death benefit coverage.
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Company-provided car.
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Annual physical examination that is more extensive than that provided under the Company medical plan.
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Reimbursement of income and employment tax on benefits such as a long-term disability and life insurance, the SECP allowance, death benefit, Company contributions to the Restoration Plan, and nominal gifts made to the named executive officers at the Company's executive retreat.
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The Company has requested that Mr. Blake travel by Company aircraft for security purposes, and also makes the use of Company aircraft available to other named executive officers on a more limited basis.

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Other Benefits.    We provide various employee benefit programs to our executive officers, including medical, dental and life insurance benefits and our 401(k) plan. These benefit programs are generally available to all employees. We also provide all employees, including executive officers, with the opportunity to purchase our common stock through payroll deductions at a 15% discount through our Employee Stock Purchase Plan, a nondiscriminatory, tax-qualified plan that limits the amount of stock purchased during any calendar year to $25,000.

Compensation Recoupment Policy

If the Board determines that any bonus, incentive payment, equity award or other compensation has been awarded or received by an executive officer of the Company, and that such compensation was based on any financial results or operating metrics that were satisfied as a result of such officer's knowing or intentional fraudulent or illegal conduct, then the Company will seek to recover from the officer such compensation (in whole or in part) as it deems appropriate under the circumstances and as permitted by law. Further, following a restatement of the Company's financial statements, the Company will seek to recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of Sarbanes-Oxley Act of 2002. In determining whether to recover a payment, the Board will take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice the interests of the Company in any related proceeding or investigation. The Board has sole discretion in determining whether an officer's conduct has or has not met any particular standard of conduct under law or Company policy.

Equity Grant Procedures

The Company does not coordinate option grants with the release of material, non-public information. Company-wide equity grants, including equity grants to executive officers, are awarded effective as of the date of the March meeting of the Committee. Throughout the year, equity awards are made to new hires and promoted employees, with a grant date effective as of the date of the next regularly scheduled quarterly Committee meeting. The exercise price of each of our stock option grants is the market closing price on the effective grant date.

During Fiscal 2006, the Board established an Equity Awards Committee ("EAC") for the purpose of making equity awards to associates below the executive officer level. The Chairman of the Board is the sole member of the EAC. The EAC has authority to make awards of up to the lesser of 25,000 shares or $1 million per associate per fiscal year. The EAC also has authority to accelerate the vesting of previously granted awards, provided that the value of awards accelerated cannot exceed $1 million on the date of acceleration and cannot exceed $3 million per associate per fiscal year. The Committee also delegated authority to the Company's EVP-HR to make stock option awards to associates below the executive officer level of up to the lesser of 7,000 shares or $250,000 per associate per fiscal year, not to exceed a maximum to all associates during any fiscal year of the lesser of 1,000,000 shares in the aggregate or $40 million. Any action taken by the EAC or EVP-HR pursuant to the foregoing delegation of authority must be reported to the Committee at its next meeting.

Stock Ownership Guidelines

To further ensure that the long-term interests of senior management are closely aligned with those of our shareholders, the Company's Executive Stock Ownership Guidelines require executive officers of the Company to hold shares of common stock with a value equal to a specified multiple of base salary. This program assists in focusing executives on long-term success and shareholder value by requiring executives to hold Company stock over the long-term. The multiples for specific positions are shown in the table below:

Title	Multiple of Salary
Chief Executive Officer	6x
Executive Vice Presidents	4x
Division Presidents and Senior Vice Presidents (Direct Reports to CEO)	3x

Shares owned outright, restricted stock, deferred shares, deferred stock units and shares acquired pursuant to the Employee Stock Purchase Plan, FutureBuilder Plan and the Restoration Plan are counted towards this requirement. MIP and LTIP incentives are paid in Company stock to any executive who fails to satisfy these requirements. Newly hired and promoted executives have four years to satisfy the requirements. As of March 15, 2007, all of our executive officers, including Mr. Blake, complied with the stock ownership guidelines.

Severance and Change of Control Arrangements

These arrangements are described in the "What Are The Potential Payments to The Company's Named Executive Officers Upon Termination or Change In Control?" section of this Proxy Statement. The Company does not have a severance arrangement with its Chief Executive Officer. The Company does, however, have severance arrangements with Ms. Tomé and Mr. DeRodes. These severance arrangements were entered into in exchange for non-competition and non-solicitation covenants. The Company does not have any change in control agreements with its executives. However, equity awards made to all salaried associates, including the named executive officers, provide for accelerated vesting on a change in control. In the event the value of such accelerated vesting constitutes an "excess parachute payment," the executive would be subject to a 20% excise tax on such amount, and the amount would not be tax deductible by the Company.

On January 2, 2007, the Company entered into a separation agreement with Mr. Nardelli, our former Chairman, President and Chief Executive Officer. The separation agreement sets forth our obligation to make payments, including severance payments, to Mr. Nardelli substantially as set forth in his employment agreement and provides for additional payments totaling $18 million over four years. These additional payments were agreed to in exchange for non-competition, non-solicitation, non-disparagement and cooperation covenants in favor of the Company, Mr. Nardelli's waiver of the notice provisions of his employment agreement and his execution of a general release of claims against the Company, including his claim regarding the disputed value of the supplemental retirement benefit under his employment agreement. The Company also has an obligation to pay severance to Messrs. Donovan and Fernandez pursuant to their employment agreements. These severance and other payments are described in the "What Are The Potential Payments to The Company's Named Executive Officers Upon Termination or Change In Control?" section of this Proxy Statement.

Tax Deductibility Considerations

The Company considers the impact of tax and accounting costs when designing its compensation programs. It is our policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits us from deducting the compensation of any executive officer that exceeds $1,000,000 during any year. The limitation does not apply to compensation based on achievement of pre-established performance goals if certain requirements are met. Our 2005 Omnibus Stock Incentive Plan (the "2005 Omnibus Plan"), and the stock options, performance shares and LTIP awards made under the 2005 Omnibus Plan, are structured to permit such awards to qualify as performance- based compensation to maximize the tax deductibility of such awards. Awards of restricted stock and deferred shares do not generally qualify as performance-based compensation. The Committee, as much as possible, uses and intends to use performance-based compensation. However, the Committee believes that the Company must be able to attract, retain and reward the executive leadership necessary to develop and execute the Company's strategic plans and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

The following table sets forth the compensation paid to or earned during Fiscal 2006 by (i) our principal executive officer and each other person who served as principal executive officer in Fiscal 2006, (ii) our principal financial officer, and (iii) the Company's three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal 2006 (collectively, the "named executive officers"). While Messrs. Donovan and Fernandez are identified as former executives due to their employment termination effective February 14, 2007, both were employed as of the end of Fiscal 2006.

	SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(3)		Total ($)

Francis S. Blake Chairman & Chief Executive Officer	2006	758,384	255,000	(4)	2,559,552	(5)	1,865,316	686,250	(6)	N/A		212,110	(8)	6,336,612
Carol B. Tomé Chief Financial Officer & Executive Vice President – Corporate Services	2006	757,308	350,000	(4)	1,880,918	(5)	1,029,046	658,125	(6)	52	(7)	134,222	(8)	4,809,671
Robert P. DeRodes Executive Vice President – Information Technology & Chief Information Officer	2006	715,192	225,000	(4)	1,954,123	(5)	1,379,112	652,500	(6)	N/A		253,255	(8)	5,179,182
Dennis M. Donovan Former Executive Vice President – Human Resources	2006	729,231	222,000	(4)	3,193,447	(5)	1,287,027	714,375	(6)	32,811	(7)	12,987,242	(8)	19,166,133
Frank L. Fernandez Former Executive Vice President – Secretary and General Counsel	2006	723,846	222,000	(4)	2,283,412	(5)	1,139,807	686,250	(6)	33,901	(7)	12,668,985	(8)	17,758,201
Robert L. Nardelli Former Chairman, President and Chief Executive Officer	2006	2,331,538	3,000,000	(4)	16,286,133	(5)	6,388,624	3,000,000	(6)	40,441	(7)	100,202,137	(8)	131,248,873

(1)
The Company provides competitive base salaries to its executives. Bonus compensation is set as a percent of base salary. The Company does not target any specific proportion of total compensation in setting base salary and bonus compensation.

(2)
Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate amount recognized for financial statement reporting purposes with respect to the named executive officers for Fiscal 2006, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 123, as amended by SFAS No. 123(R), "Share-Based Payment," ("SFAS 123(R)") based on the assumptions set forth in Note 1 to the Company's consolidated financial statements as filed with the Securities and Exchange Commission on Form 10-K on March 29, 2007, March 29, 2006 and April 11, 2005. There were no equity award forfeitures by the named executive officers during Fiscal

  2006. Deferred and restricted stock awards are computed in accordance with SFAS 123(R) based on the closing stock price on the grant date.

(3)
Perquisites are valued based on the direct cost of the perquisite. The incremental cost of personal use of Company aircraft is based on the direct cost of use per hour, which includes fuel, maintenance, crew expense, landing and parking, and engine restoration cost.

(4)
The amount represents the payout of 30% of the target amount of the 2006 MIP set forth in the Grants of Plan-Based Awards table and an additional discretionary amount, determined by the Leadership Development and Compensation Committee, of $6,000 for Mr. DeRodes and $99,500 for Ms. Tomé.  With respect to Mr. Nardelli, the amount represents the minimum Fiscal 2006 bonus due under his employment agreement, as agreed to by Mr. Nardelli pursuant to his separation agreement with the Company.

(5)
The amount reflects equity compensation expense recognized by the Company during Fiscal 2006 for restricted stock grants to named executive officers, plus the value of share equivalents under the Restoration Plan, as follows:

Name	Compensation Expense for Restricted Shares	Value of Share Equivalents under Restoration Plan
Francis S. Blake	$2,517,792	$41,760
Carol B. Tomé	$1,784,975	$95,943
Robert P. DeRodes	$1,914,203	$39,920
Dennis M. Donovan	$3,173,297	$20,150
Frank L. Fernandez	$2,257,080	$26,332
Robert L. Nardelli	$15,915,649	$370,484
(6)
The amount represents the payout for the Fiscal 2004-2006 LTIP performance period. The LTIP awards for the Fiscal 2006-2008 performance period are set forth in the Grants of Plan-Based Awards table.

(7)
The amount represents preferential earnings on deferred compensation for Fiscal 2006.

Mr. Nardelli is the only executive who had a pension or supplemental executive retirement plan ("SERP") benefit.  No increase in value is included for Mr. Nardelli's pension benefit since such amount was a negative number due to his employment termination before the end of Fiscal 2006. Had Mr. Nardelli's employment continued through the end of Fiscal 2006, the change in pension value would have been a decrease of $6,658,004, as more fully described below.

The present value of the accumulated benefit at the beginning of Fiscal 2006 was $40,125,799. The material assumptions used in calculating this value were (a) base salary of $2,225,000; (b) most recent bonus of $5,750,000; (c) final earnings of $7,975,000; (d) other employer pension benefit offsets of $50,130 per year; (e) age at termination of 62; (f) discount rate of 5.5%; and (g) 4.75% lump-sum factor. The present value of the accumulated benefit at the end of Fiscal 2006 was $33,467,795, as more fully explained in the narrative to the Pension Benefits table. The material assumptions used were: (a) base salary of $2,475,000; (b) target and most recent bonus of $3,000,000; (c) final earnings of $5,475,000; (d) 4.75% lump-sum factor; (e) 5.5% discount rate; (f) July 3, 2007 payment date; (g) other employer pension benefit offsets of $50,130 per year; (h) age at calculation of 58.67; (i) age at receipt of 59.0833; (j) 153 days in discount period; and (k) partial year discount factor .977807. The discount rate and lump-sum factor are based on the 30-year U.S. Treasury Note rate for October 2006.

(8)
The following table identifies (i) perquisites and other personal benefits and quantifies those required by SEC rules and (ii) additional all other compensation required by SEC rules to be separately identified and quantified.

	Perquisites and Other Personal Benefits
Name	SECP	Use of Car	Use of Airplane	Company- Provided Security	Professional Fees	Gifts	Matching Charitable Contributions	Other Perks
Francis S. Blake	$35,000	—	N/A	N/A	N/A	—	N/A	N/A
Carol B. Tomé	$35,000	—	—	N/A	N/A	—	N/A	N/A
Robert P. DeRodes	$35,135	—	—	N/A	N/A	—	N/A	N/A
Dennis M. Donovan	$35,000	—	—	N/A	N/A	—	N/A	—
Frank L. Fernandez	$35,000	—	—	N/A	N/A	—	N/A	N/A
Robert L. Nardelli	—	—	$168,835	$648,167	—	—	—	—

The following table identifies additional all other compensation required by SEC rules to be separately identified and quantified. Reimbursement of income taxes is related to the Supplemental Executive Choice Program ("SECP"), executive retreat gifts, annual life and disability insurance premiums, personal use of Company aircraft (with respect to Mr. Fernandez and Mr. Nardelli), personal use of Company car and professional fees (with respect to Mr. Nardelli), Company contributions to the Restoration Plan, and loan interest forgiveness (with respect to Mr. Donovan).

	Other Compensation
Name	Interest Forgiveness	Life Insurance	Tax Reimbursement
Francis S. Blake	N/A	$76,715	$70,218
Carol B. Tomé	N/A	$26,040	$29,191
Robert P. DeRodes	N/A	$96,810	$83,378
Dennis M. Donovan	$54,345	$100,860	$126,366
Frank L. Fernandez	N/A	$79,885	$73,976
Robert L. Nardelli	N/A	$246,122	$305,355

The following table identifies additional all other compensation the Company is obligated to make to named executive officers in connection with the termination of their employment with the Company. Payments were made, or will be made, pursuant to the terms of the named executive officer's employment agreement or separation agreement as more fully described below in the section of this Proxy Statement entitled "What Are The Potential Payments to The Company's Named Executive Officers Upon Termination or Change In Control?"

	Termination-Related All Other Compensation
Name	2007 MIP	Awards(i)	Options(i)	Severance Payment	Legal Fees	Health Benefits(ii)	Other Payments(iii)
Dennis M. Donovan	$0	$11,034,963	$1,583,770	$0	$0	$0	$0
Frank L. Fernandez	$0	$11,177,459	$1,252,924	$0	$0	$0	$0
Robert L. Nardelli	$3,000,000	$44,701,212	$10,926,643	$20,000,000	$50,000	$1,354,617	$18,565,984
  (i)
  Amounts represent the equity compensation expense recognized by the Company in Fiscal 2006 for the accelerated vesting of option and stock awards on February 14, 2007 for Mr. Donovan and Mr. Fernandez and January 2, 2007 for Mr. Nardelli.
  (ii)
  Represents health insurance and other similar benefits coverage through January 2, 2010 for Mr. Nardelli, including the maintenance of life insurance policies in effect on such date, which amount will be adjusted depending on actual cost to maintain such benefits over the two-year severance period.
  (iii)
  Represents: (i) $18,000,000 in severance payments payable in equal annual installments over four years, in exchange for non-competition, non-solicitation, non-disparagement and cooperation covenants in favor of the Company, Mr. Nardelli's waiver of the notice provisions of his employment agreement and his execution of a general release of claims against the Company, including his claim regarding the disputed value of the supplemental retirement benefit under his employment agreement; and (ii) $565,984 in dividend equivalents payable on deferred stock awards distributable to Mr. Nardelli on July 2, 2007.

WHAT ARE THE TERMS OF EMPLOYMENT AGREEMENTS WITH THE COMPANY'S NAMED EXECUTIVE OFFICERS?

This section describes employment arrangements in effect for the named executive officers during Fiscal 2006. Severance agreements and arrangements are described in the section entitled "What Are The Potential Payments to The Company's Named Executive Officers Upon Termination or Change In Control?" below.

Francis S. Blake

The Company entered into an employment arrangement with Francis S. Blake, Chairman and Chief Executive Officer, dated January 23, 2007, that supersedes previous agreements between the parties. The agreement provides that Mr. Blake will receive a base salary of $975,000 commencing January 29, 2007, subject to future adjustment pursuant to an annual salary review. Beginning in Fiscal 2007, Mr. Blake is eligible to receive a bonus under the Company's MIP of 200% of base salary, payout of which is based on achieving pre-established goals. Mr. Blake is also eligible to participate in the Company's LTIP, which provides an incentive target of 100% of his base salary commencing with the Fiscal 2007-2009 LTIP performance period.

Pursuant to the arrangement, on February 22, 2007, Mr. Blake received an award of $2.5 million in performance shares. The performance share award will be paid out at the end of three years based on the Company's relative TSR ranking compared to the TSR ranking of the individual companies included in the S&P 500. Mr. Blake will receive 50% of the award if the Company is at the 40th percentile, 100% of the award if the Company is at the 50th percentile, and 300% of the award if the Company is at the 100th percentile of the TSR ranking of the S&P 500. Payout is interpolated for results between these percentile rankings, and there is no payout for a ranking below the 40th percentile. In the event of his death, disability or retirement at or after he attains age 60 in 2009, Mr. Blake or his estate will be entitled to receive any performance shares that otherwise would have been paid had his employment continued through the payment date. In the event of Mr. Blake's death or disability before he becomes retirement-eligible at age 60 with five years of continuous service, Mr. Blake or his estate will be entitled to receive a prorated portion of the performance shares that otherwise would have been paid had his employment continued through the payment date.

Pursuant to the arrangement, on February 22, 2007, Mr. Blake also received an award of $2.5 million in performance vested options. Mr. Blake's stock options will vest only after the Company's stock price has increased 25% over the grant date price for at least 30 consecutive trading days (the "Target Closing Stock Price"). There is also a minimum one-year vesting period from the grant date in order for these options to become exercisable. The options will expire on the earlier of termination of Mr. Blake's employment, or five years from the grant date if the Target Closing Stock Price has not been achieved, or ten years from the grant date. In the event of Mr. Blake's death, disability or retirement at or after he attains age 60 in 2009 with at least five years of continuous service, the stock options will continue to vest and, if vested prior to the fifth anniversary of the grant date, may be exercised until the tenth anniversary of the grant date. If, however, his employment ends due to death or disability before he attains age 60 with five years of continuous service, Mr. Blake's options may only be exercised for one year following the later of the vesting date or the date of termination of his employment.

In addition to benefits available to all salaried associates of the Company, Mr. Blake will continue to participate in the Company's executive officer programs, including but not limited to: (i) death-benefit-only insurance program; (ii) executive life insurance program; (iii) SECP; (iv) leased-car program; (v) executive physical program; and (vi) Restoration Plan.

The Company has requested that Mr. Blake travel by Company aircraft for security purposes. However, to the extent Mr. Blake or his family use Company aircraft for personal reasons, the Company will not provide a tax gross-up for any imputed compensation as a result of such accommodation unless Mr. Blake's family is traveling at the Company's request to attend a Company event.

Carol B. Tomé

On January 22, 2007, the Company entered into an employment arrangement with Carol B. Tomé, Chief Financial Officer and Executive Vice President – Corporate Services, that supersedes previous agreements between the parties. Pursuant to such arrangement, Ms. Tomé's annual base salary will be $875,000, subject to future adjustment pursuant to an annual salary review. Beginning in Fiscal 2007, her annual incentive target under the Company's MIP will be 125% of base salary, payout of which is based on achieving established goals. Ms. Tomé will also be eligible to continue to participate in the Company's LTIP, which provides an incentive target of 75% of base salary.

In addition to benefits available to all salaried associates of the Company, Ms. Tomé will continue to participate in the Company's executive officer programs, including but not limited to: (i) death-benefit-only insurance program; (ii) executive life insurance program; (iii) SECP; (iv) leased-car program; (v) executive physical program; and (vi) Restoration Plan.

Robert P. DeRodes

The Company entered into an employment arrangement with Robert P. DeRodes, Executive Vice President – Chief Information Officer, effective February 25, 2002. Pursuant to the arrangement, Mr. DeRodes received an annual base salary of $550,000 effective February 25, 2003, subject to future adjustment pursuant to an annual salary review. Mr. DeRodes received payments totaling $700,000 in Fiscal 2002, $150,000 as a signing bonus and a guaranteed bonus of 100% of his $550,000 base salary to compensate him for benefits forfeited from his previous employer. He also received a 220,000 stock option award that vested 25% on the second, third, fourth and fifth anniversary of the grant date, and a 70,000 restricted stock award that vested 25,000 on the first and second anniversaries of the grant date and 10,000 shares on the third and fourth anniversary of the grant date. Both equity awards were made effective as of the meeting of the Leadership Development and Compensation Committee following his hire date. In addition to benefits available to all salaried associates of the Company, Mr. DeRodes will continue to participate in the Company's executive officer programs, including but not limited to: (i) death-benefit-only insurance program; (ii) executive life insurance program; (iii) SECP; (iv) leased-car program; (v) executive physical program; and (vi) Restoration Plan.

Former Executives

The severance payments and benefits for Messrs. Nardelli, Donovan and Fernandez, that are reported in the Summary Compensation Table are identical, and are not additive, to the amounts described in the "What Are The Potential Payments to The Company's Named Executive Officers Upon Termination or Change In Control?" section of this Proxy Statement, although some of these amounts are reported on a different basis in the Summary Compensation Table. As required by SEC rules, in the Summary Compensation Table, the values that appear in the Stock Awards and Option Awards columns are the amounts that the Company expensed in our financial statements in Fiscal 2006 for equity awards made to the named executive officers in Fiscal 2006 and prior years. Although these values are different from the payment values that appear elsewhere in this Proxy Statement, they do not represent additional compensation to the executive.

Robert L. Nardelli

The Company also had an employment agreement dated as of December 4, 2000 with Robert L. Nardelli retaining him as the President and Chief Executive Officer of the Company. The initial term of the agreement expired on December 31, 2005, and, beginning on January 1, 2003, the term automatically extended so that the remaining term was always three years.

Mr. Nardelli's employment agreement provided for an annual base salary of not less than $1,500,000 and annual incentive compensation of not less than $3,000,000. In addition, in recognition that Mr. Nardelli forfeited substantial equity ownership rights provided by his former employer, Mr. Nardelli received two stock option awards. The first entitled him to purchase 1,000,000 shares of common stock at $40.75 per share, and was vested on the date of his employment agreement. The second stock option award entitled him to purchase 2,500,000 shares of common stock at $40.75 per share, and vested 20% per year beginning on December 4, 2000. Beginning in 2002, Mr. Nardelli was entitled to additional annual option awards to purchase no less than 450,000 shares of common stock. The Company also granted him deferred stock units corresponding to 750,000 shares of common stock, which vested 20% per year beginning on the date of his employment agreement.

Mr. Nardelli's employment agreement also provided for a relocation loan from the Company in the amount of $10,000,000, which accrued interest at the rate of 5.87% per year, compounded annually. As a long-term employment incentive, the obligation to repay the loan was forgiven 20% per year, together with accrued interest, on each of the first five anniversaries of the date Mr. Nardelli's employment began, provided he was employed by the Company on each such date. Mr. Nardelli's employment agreement also provided for reimbursement of tax due on the loan and interest forgiveness. The loan was fully forgiven at the end of Fiscal 2005.

On January 2, 2007, the Company entered into a separation agreement with Mr. Nardelli. The separation agreement sets forth the Company's obligation to make payments, including severance payments, to Mr. Nardelli substantially as set forth in his employment agreement and provides for additional payments totaling $18 million over four years. These additional payments were agreed to in exchange for non-competition, non-solicitation, non-disparagement and cooperation covenants in favor of the Company, Mr. Nardelli's waiver of the notice provisions of his employment agreement and his execution of a general release of claims against the Company, including his claim regarding the disputed value of the supplemental retirement benefit under his employment agreement. The payments and benefits due to Mr. Nardelli in connection with his separation from the Company are reported in the Summary Compensation Table and described in the "What Are The Potential Payments to The Company's Named Executive Officers Upon Termination or Change In Control?" section of this Proxy Statement.

Dennis M. Donovan and Frank L. Fernandez

In Fiscal 2006, the Company also had employment agreements with Dennis M. Donovan, Executive Vice President – Human Resources, dated as of March 16, 2001, and with Frank L. Fernandez, Executive Vice President, Secretary and General Counsel, effective April 2, 2001. The initial term of Mr. Donovan's agreement terminated on December 31, 2005, and beginning on January 1, 2003, automatically extended so that the remaining term was always three years. The initial term of Mr. Fernandez's agreement terminated on April 2, 2004, and beginning on April 2, 2002, automatically extended so that the remaining term was always two years. Each agreement provided that the automatic extensions would continue until either the Company or the executive gave written notice of termination of the extension provision.

The employment agreements provided for each of Messrs. Donovan and Fernandez to receive a base salary of not less than $525,000 per year. Mr. Donovan was eligible for annual incentive compensation of no less than his then-current base salary. Mr. Fernandez was eligible for annual incentive compensation of no less than 65% of his then-current base salary. Both Messrs. Donovan and Fernandez were guaranteed a bonus for Fiscal 2001. In connection with commencement of employment, Messrs. Donovan and Fernandez each received stock option awards exercisable for 320,000 shares, which vested 25% per year beginning on the second anniversary of the grant date, and awards of deferred stock units corresponding to 328,821 shares and 50,000 shares, respectively. Mr. Donovan's units vested in one-third increments on the first, third and fifth anniversaries of his date of employment, and Mr. Fernandez's units vested in increments of 25% annually beginning on the second anniversary of the date of his employment agreement. The agreements provided that, for 2002 and subsequent calendar years, Messrs. Donovan and Fernandez were eligible for an annual grant of stock options exercisable for at least 90,000 and 70,000 shares, respectively.

In connection with their relocation to the Atlanta metropolitan area in 2001, Messrs. Donovan and Fernandez received loans in the amount of $3 million and $500,000, respectively. Interest on the loans accrued at a rate of 5.8% per year. Interest was forgiven annually on the respective anniversaries of the loans. Messrs. Donovan's and Fernandez's employment agreements also provided for reimbursement of tax due on the interest forgiven. Mr. Fernandez's loan was fully satisfied as of the end of Fiscal 2005. Mr. Donovan's loan was fully satisfied as of the end of Fiscal 2006.

In addition to these and other benefits set forth in the applicable employment agreements, Messrs. Donovan and Fernandez were entitled to participate in the benefit plans offered to all executive officers of the Company and to receive the same perquisites as are commonly provided to other senior executives of the Company. The agreements also provided for the Company to reimburse them for income taxes applicable to certain specified benefits and payments under the agreement and for excise taxes imposed in the event payments or benefits received by the executive under their respective agreements, or otherwise, result in "excess parachute payments" under the Internal Revenue Code.

During Fiscal 2006, Messrs. Donovan and Fernandez gave notice to the Company of their intent to resign for good reason, effective February 14, 2007, which triggered severance payments and other benefits under their employment agreements reported in the Summary Compensation Table and described below under the section of this Proxy Statement entitled "What Are The Potential Payments to The Company's Named Executive Officers Upon Termination or Change In Control?"

The following table sets forth the plan-based awards granted to named executive officers pursuant to Company plans during Fiscal 2006.

GRANTS OF PLAN-BASED AWARDS(1)
						All Other Stock Awards: Number of Shares of Stock or Units (#)
							All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval or Modification Date	Threshold ($)	Target ($)	Maximum ($)
Francis S. Blake
Annual Grant	3/20/2006	2/23/2006	—	—	—	51,000	—	—	2,185,350
Career Grant	3/20/2006	2/23/2006	—	—	—	50,000	—	—	2,142,500
Retention Grant	11/16/2006	11/16/2006	—	—	—	26,448	—	—	1,000,000
2006 MIP	2/23/2006	2/23/2006	—	850,000	909,500	—	—	—	—
2006-2008 LTIP	3/20/2006	2/23/2006	393,750	525,000	787,500	—	—	—	—
Carol B. Tomé
Annual Grant	3/20/2006	2/23/2006	—	—	—	51,000	—	—	2,185,350
Career Grant	3/20/2006	2/23/2006	—	—	—	40,000	—	—	1,714,000
Retention Grant	11/16/2006	11/16/2006	—	—	—	26,448	—	—	1,000,000
Modified Award(2)	2/25/2000	12/18/2006	—	—	—	—	2,500	53	—
Modified Award(2)	2/22/2001	12/18/2006	—	—	—	—	30,000	40	—
2006 MIP	2/23/2006	2/23/2006	—	835,000	893,450	—	—	—	—
2006-2008 LTIP	3/20/2006	2/23/2006	396,563	528,750	793,125	—	—	—	—
Robert P. DeRodes
Annual Grant	3/20/2006	2/23/2006	—	—	—	49,000	—	—	2,099,650
Career Grant	3/20/2006	2/23/2006	—	—	—	50,000	—	—	2,142,500
2006 MIP	2/23/2006	2/23/2006	—	730,000	781,100	—	—	—	—
2006-2008 LTIP	3/20/2006	2/23/2006	379,688	506,250	759,375	—	—	—	—
Dennis M. Donovan
Annual Grant	3/20/2006	2/23/2006	—	—	—	51,000	—	—	2,185,350
Career Grant	3/20/2006	2/23/2006	—	—	—	50,000	—	—	2,142,500
2006 MIP	2/23/2006	2/23/2006	—	740,000	791,800	—	—	—	—
2006-2008 LTIP	3/20/2006	2/23/2006	393,750	525,000	787,500	—	—	—	—
Frank L. Fernandez
Annual Grant	3/20/2006	2/23/2006	—	—	—	50,000	—	—	2,142,500
Career Grant	3/20/2006	2/23/2006	—	—	—	50,000	—	—	2,142,500
2006 MIP	2/23/2006	2/23/2006	—	740,000	791,800	—	—	—	—
2006-2008 LTIP	3/20/2006	2/23/2006	382,500	510,000	765,000	—	—	—	—
Robert L. Nardelli
Annual Grant	3/20/2006	2/23/2006	—	—	—	380,000	—	—	16,283,000
Career Grant	3/20/2006	2/23/2006	—	—	—	225,000	—	—	9,641,250
2006 MIP	2/23/2006	2/23/2006	—	4,950,000	5,296,500	—	—	—	—
2006-2008 LTIP	3/20/2006	2/23/2006	1,668,750	2,225,000	3,337,500	—	—	—	—

(1)
Granted under the 2005 Omnibus Plan.

(2)
During Fiscal 2006, to comply with the requirements of Section 409A of the Internal Revenue Code, Ms. Tomé's 2/25/2000 and 2/22/2001 stock option awards were amended to limit the time period during which she may exercise the portion of such options that vested after 2004 to 2009 and 2010, respectively. Absent the amendment, Ms. Tomé could have exercised the options at any time before the options expired on 2/24/2010 and 2/21/2011, respectively. There was no increase in the incremental fair value of the awards associated with the modification.

WHAT ARE THE TERMS OF PLAN-BASED AWARDS GRANTED TO THE COMPANY'S NAMED EXECUTIVE OFFICERS FOR FISCAL 2006?

The Leadership Development and Compensation Committee approved the annual and career grants of restricted shares under the 2005 Omnibus Plan for the named executive officers shown above for Fiscal 2006. Mr. Nardelli's awards were approved by the independent members of the Board. The annual grants vest 100% on the earlier of the fifth anniversary of the grant date or age 60 with five years of continuous service but are not transferable before the fifth anniversary of the grant date. Mr. Blake's annual award will become nonforfeitable on July 30, 2009 and Mr. DeRodes' on September 5, 2010, but neither award will be transferable until March 30, 2011. The career grants vest in increments of 25% on the third and sixth anniversaries of the grant date and the remaining 50% on the earlier of the executive attaining age 60 or the tenth anniversary of the grant date. The annual grant is intended as compensation for service over the previous year and as retention for future performance based on the foregoing vesting schedule. The career grant is utilized as a retention tool and to offset the less-than- competitive supplemental executive retirement benefits offered to our executives. Dividends are paid on the restricted stock granted during Fiscal 2006 at the same rate, and at the same time, that dividends are paid to all shareholders of the Company. Vesting of the annual and career grants for Messrs. Nardelli, Donovan and Fernandez was accelerated as of their respective employment termination dates on January 2, 2007 and February 14, 2007, pursuant to the terms of their employment and separation agreements.

The Committee approved restricted stock awards for Ms. Tomé and Mr. Blake in November 2006 for retention purposes and in consideration of their assumption of additional responsibilities. The awards vest 100% on the earlier of: (i) termination due to death or disability or change in control, or (ii) the fifth anniversary of the grant date or age 60 with at least five years of continuous service but are not transferable before the fifth anniversary of the grant date. Mr. Blake's retention award will become nonforfeitable on July 30, 2009, subject to his continued employment through that date, but will not be transferable until November 16, 2011.

The Committee approved potential long-term incentive awards for the named executive officers, other than Mr. Nardelli, for the Fiscal 2006-2008 performance period. The target award for the Fiscal 2006-2008 performance period was 75% of base salary. The threshold award was 75% of the target award, and the maximum award was 150% of the target award. Such awards were made pursuant to the 2005 Omnibus Plan and are intended to provide continuing emphasis on specified financial performance goals that the Committee considers important contributors to long-term shareholder value. The awards are payable only if the Company achieves specified levels of average diluted EPS growth during the three-year performance period beginning January 30, 2006 and ending February 3, 2008. Average diluted EPS is determined by averaging the percentage increase in EPS for each fiscal year in the performance period, inclusive of the impact of share repurchases during the performance period. Awards are payable in cash, as soon as administratively practical after the end of the performance period. Pro rata awards are paid for actual results at the end of the performance period if an executive's employment ends during the final fiscal year of the performance period due to death, disability or retirement at age 60 with at least five years of continuous service. Mr. Blake's Fiscal 2006-2008 target award was 75% of base salary. Beginning with the Fiscal 2007-2009 performance period, Mr. Blake's target award level is 100% of base salary. A target award for Mr. Nardelli of 100% of base salary for the 2006-2008 performance period was approved by the independent members of the Board; however, Mr. Nardelli forfeited his Fiscal 2005-2007 and Fiscal 2006-2008 LTIP awards on his employment termination date of January 2, 2007.

The Committee approved target and maximum payouts for Fiscal 2006 for the named executive officers under the MIP, the Company's annual cash-based performance bonus plan. The plan does not provide for threshold payouts. The target and maximum payouts are 100% and 107% of base salary at the end of Fiscal 2006 for named executive officers other than the Chief Executive Officer, whose target and maximum payouts are 200% and 214% of base salary. Payout of 70% of the plan is contingent on the achievement of designated sales and operating targets that were established by the Committee at its February 2006 meeting. Payout of the remaining 30% is based on the achievement of pre-established individual performance goals, as determined by the Committee or, in the case of the Chief Executive Officer, by the independent members of the Board. Mr. Blake participated in the Fiscal 2006 MIP as an Executive Vice President and his target and maximum payouts were 100% and 107% of base salary. His financial target and maximum level awards for Fiscal 2007 are 14%, 140% and 154% of base salary, respectively. In addition, Mr. Blake is eligible for up to 60% of his salary payout based on achievement of non-financial performance objectives. Mr. Nardelli received a Fiscal Year 2006 MIP payment of $3 million, as required by his employment agreement. Pursuant to the termination provisions of their employment agreements with the Company, Messrs. Donovan and Fernandez each received a Fiscal Year 2006 MIP payment of $222,000.

The following table sets forth information regarding outstanding equity awards granted to the Company's named executive officers as of the end of Fiscal 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Francis S. Blake	262,500		87,500	(1)	46.96	04/28/2012		52,500	(2)	2,096,850	8,501	(3)	339,530
	35,000		35,000	(1)	24.55	03/18/2013		45,000	(2)	1,797,300	—		—
	12,500		37,500	(1)	36.50	03/16/2014		15,000	(2)	599,100	—		—
	—		63,000	(1)	37.70	03/22/2015		30,000	(2)	1,198,200	—		—
	—		—		—	—		22,000	(2)	878,680	—		—
	—		—		—	—		50,000	(2)	1,997,000	—		—
	—		—		—	—		23,000	(2)	918,620	—		—
	—		—		—	—		50,000	(2)	1,997,000	—		—
	—		—		—	—		51,000	(2)	2,036,940	—		—
	—		—		—	—		50,000	(2)	1,997,000	—		—
	—		—		—	—		26,448	(2)	1,056,333	—		—
Carol B. Tomé	4,695		—		21.29	02/26/2008		9,000	(5)	359,460	7,762	(6)	310,014
	15,000		—		21.29	02/26/2008		9,000	(5)	359,460	—		—
	2,637		—		37.92	02/11/2009		9,000	(5)	359,460	—		—
	7,500		—		37.92	02/11/2009		45,000	(5)	1,797,300	—		—
	15,000		—		37.29	08/08/2009		15,000	(5)	599,100	—		—
	1,886		—		53.00	02/24/2010		37,500	(5)	1,497,750	—		—
	10,000		—		53.00	02/24/2010		22,000	(5)	878,680	—		—
	60,000		—		40.00	02/21/2011		50,000	(5)	1,997,000	—		—
	100,000		—		49.99	05/29/2011		24,000	(5)	958,560	—		—
	50,000		—		36.69	09/17/2011		50,000	(5)	1,997,000	—		—
	75,000		25,000	(4)	46.96	04/28/2012		51,000	(5)	2,036,940	—		—
	35,000		35,000	(4)	24.55	03/18/2013		40,000	(5)	1,597,600	—		—
	12,500		37,500	(4)	36.50	03/16/2014		26,448	(5)	1,056,333	—		—
	—		65,000	(4)	37.70	03/22/2015		—		—	—		—
Robert P. DeRodes	165,000		55,000	(7)	50.29	02/29/2012		45,000	(8)	1,797,300	8,131	(9)	324,752
	35,000		35,000	(7)	24.55	03/18/2013		15,000	(8)	599,100	—		—
	12,500		37,500	(7)	36.50	03/16/2014		30,000	(8)	1,198,200	—		—
	—		60,000	(7)	37.70	03/22/2015		22,000	(8)	878,680	—		—
	—		—		—	—		50,000	(8)	1,997,000	—		—
	—		—		—	—		22,000	(8)	878,680	—		—
	—		—		—	—		50,000	(8)	1,997,000	—		—
	—		—		—	—		49,000	(8)	1,957,060	—		—
	—		—		—	—		50,000	(8)	1,997,000	—		—
Dennis M. Donovan	320,000		—		42.55	04/01/2011		18,000	(10)	718,920	8,871	(10)	354,308
	50,000		—		36.69	09/17/2011		18,000	(10)	718,920	—		—
	75,000		25,000	(10)	46.96	04/28/2012		18,000	(10)	718,920	—		—
	45,000		45,000	(10)	24.55	03/18/2013		45,000	(10)	1,797,300	—		—
	22,500		67,500	(10)	36.50	03/16/2014		15,000	(10)	599,100	—		—
	—		90,000	(10)	37.70	03/22/2015		30,000	(10)	1,198,200	—		—
	—		—		—	—		22,000	(10)	878,680	—		—
	—		—		—	—		50,000	(10)	1,997,000	—		—
	—		—		—	—		24,000	(10)	958,560	—		—
	—		—		—	—		50,000	(10)	1,997,000	—		—
	—		—		—	—		51,000	(10)	2,036,940	—		—
	—		—		—	—		50,000	(10)	1,997,000	—		—
Frank L. Fernandez	320,000		—		42.55	04/01/2011	(11)	18,000	(11)	718,920	8,501	(11)	339,530
	50,000		—		36.69	09/17/2011	(11)	18,000	(11)	718,920	—		—
	75,000		25,000	(11)	46.96	04/28/2012	(11)	9,000	(11)	359,460	—		—
	—		35,000	(11)	24.55	03/18/2013	(11)	45,000	(11)	1,797,300	—		—
	17,500		52,500	(11)	36.50	03/16/2014	(11)	15,000	(11)	599,100	—		—
	—		70,000	(11)	37.70	03/22/2015	(11)	30,000	(11)	1,198,200	—		—
	—		—		—	—		22,000	(11)	878,680	—		—
	—		—		—	—		50,000	(11)	1,997,000	—		—
	—		—		—	—		23,000	(11)	918,620	—		—
	—		—		—	—		50,000	(11)	1,997,000	—		—
	—		—		—	—		50,000	(11)	1,997,000	—		—
	—		—		—	—		50,000	(11)	1,997,000	—		—
Robert L. Nardelli(12)	1,000,000	(13)	—		40.75	12/03/2010		—		—	—		—
	500,000	(13)	—		40.75	12/04/2010		—		—	—		—
	500,000	(13)	—		40.75	12/04/2011		—		—	—		—
	500,000	(13)	—		40.75	12/04/2012		—		—	—		—
	500,000	(13)	—		40.75	12/04/2013		—		—	—		—
	500,000	(13)	—		40.75	12/04/2014		—		—	—		—
	1,000,000	(13)	—		36.20	09/16/2011		—		—	—		—
	750,000	(14)	—		46.96	04/28/2012		—		—	—		—
	250,000		—		24.55	03/18/2013		—		—	—		—
	65,000	(15)	—		32.76	08/20/2013		—		—	—		—
	500,000	(15)	—		36.50	03/16/2014		—		—	—		—
	100,000		—		32.90	08/05/2014		—		—	—		—
	500,000		—		37.70	03/22/2015		—		—	—		—
	90,000		—		40.70	08/17/2015		—		—	—		—

(1)
Mr. Blake's unexercisable options vest as follows: (a) 87,500 on April 29, 2007, (b) 17,500 on each of March 19, 2007 and 2008, (c) 12,500 on each of March 17, 2007, 2008 and 2009, and (d) 15,750 on each of March 23, 2007, 2008, 2009 and 2010.

(2)
Mr. Blake's restricted stock will vest as follows: (a) 17,500 on April 29, 2008 and 35,000 on July 30, 2011, (b) 15,000 on August 26, 2008 and 30,000 on July 30, 2011, (c) 15,000 on March 19, 2008, (d) 10,000 on August 21, 2009 and 20,000 on July 30, 2011, (e) 22,000 on March 17, 2009, (f) 12,500 on each of August 6, 2007 and 2010 and 25,000 on July 30, 2011, (g) 23,000 on March 23, 2010, (h) 12,500 on each of August 18, 2008 and 2011 and 25,000 on July 30, 2011, (i) 51,000 on March 20, 2011, (j) 12,500 on each of March 20, 2009 and 2012 and 25,000 on July 30, 2009, and (k) 26,448 on November 16, 2011.

(3)
Mr. Blake's restricted shares were received as payout of the Fiscal 2003-2005 LTIP, which was payable 50% in cash and 50% in restricted stock that will cliff vest 100% on March 20, 2009.

(4)
Ms. Tomé's unexercisable options vest as follows: (a) 25,000 on April 29, 2007, (b) 17,500 on each of March 19, 2007 and 2008, (c) 12,500 on each of March 17, 2007, 2008 and 2009, and (d) 16,250 on each of March 23, 2007, 2008, 2009 and 2010.

(5)
Ms. Tomé's restricted stock will vest as follows: (a) 3,000 on April 2, 2007 and 6,000 on January 8, 2019, (b) 3,000 on August 16, 2007 and 6,000 on January 8, 2019, (c) 3,000 on September 18, 2007 and 6,000 on January 8, 2019, (d) 15,000 on August 26, 2008 and 30,000 on January 8, 2019, (e) 15,000 on March 19, 2008, (f) 12,500 on August 21, 2009 and 25,000 on January 8, 2019, (g) 22,000 on March 17, 2009, (h) 12,500 on each of August 6, 2007 and 2010 and 25,000 on January 8, 2019, (i) 24,000 on March 23, 2010, (j) 12,500 on each of August 18, 2008 and 2011 and 25,000 on January 8, 2019, (k) 51,000 on March 20, 2011, (l) 10,000 on each of March 20, 2009 and 2012 and 20,000 on March 20, 2016, and (m) 26,448 on November 16, 2011.

(6)
Ms. Tomé's restricted shares were received as payout of the Fiscal 2003-2005 LTIP, which was payable 50% in cash and 50% in restricted stock that will cliff vest 100% on March 20, 2009.

(7)
Mr. DeRodes' unexercisable options vest as follows: (a) 55,000 on March 1, 2007, (b) 17,500 on each of March 19, 2007 and 2008, (c) 12,500 on each of March 17, 2007, 2008 and 2009, and (d) 15,000 on each of March 23, 2007, 2008, 2009 and 2010.

(8)
Mr. DeRodes' restricted stock will vest as follows: (a) 15,000 on August 26, 2008 and 30,000 on September 5, 2012, (b) 15,000 on March 19, 2008, (c) 10,000 on August 21, 2009 and 20,000 on September 5, 2012, (d) 22,000 on March 17, 2009, (e) 12,500 on each of August 6, 2007 and 2010 and 25,000 on September 5, 2012, (f) 22,000 on March 23, 2010, (g) 12,500 on each of August 18, 2008 and 2011 and 25,000 on September 5, 2012, (h) 49,000 on March 20, 2011, and (i) 12,500 on each of March 20, 2009 and 2012 and 25,000 on September 5, 2010.

(9)
Mr. DeRodes' restricted shares were received as payout of the Fiscal 2003-2005 LTIP, which was payable 50% in cash and 50% in restricted stock that will cliff vest 100% on March 20, 2009.

(10)
As required by his employment agreement, the vesting of Mr. Donovan's options was accelerated and became fully exercisable, effective as of his employment termination date on February 14, 2007, and the options remain exercisable throughout the original term of each option award. In addition, the vesting of Mr. Donovan's restricted stock was accelerated effective as of his employment termination date on February 14, 2007.

(11)
As required by his employment agreement, the vesting of Mr. Fernandez's options was accelerated and became fully exercisable, effective as of his employment termination date on February 14, 2007, and the options remain exercisable through February 14, 2010. In addition, the vesting of Mr. Fernandez's restricted stock was accelerated, effective as of his employment termination date on February 14, 2007.

(12)
As required by his employment agreement, the vesting of Mr. Nardelli's options was accelerated, and the options became fully exercisable, effective as of his employment termination date on January 2, 2007, and the options remain exercisable throughout the original term of each option award. In addition, the vesting of Mr. Nardelli's deferred shares was accelerated, effective as of his employment termination date on January 2, 2007.

(13)
Mr. Nardelli previously transferred the options to a grantor retained annuity trust.

(14)
Mr. Nardelli previously transferred 75% of the options to a grantor retained annuity trust.

(15)
Mr. Nardelli previously transferred 25% of the options to a grantor retained annuity trust.

The following table sets forth the options exercised and the vesting of stock (including restricted stock, restricted stock units and deferred shares) for the Company's named executive officers during Fiscal 2006.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized On Vesting ($)
Francis S. Blake	N/A	N/A	10,000		343,000
Carol B. Tomé	31,320	807,176	12,500		428,750
Robert P. DeRodes	N/A	N/A	20,000		768,900
Dennis M. Donovan(1)	N/A	N/A	85,000		3,560,500
Frank L. Fernandez(1)	17,500	318,500	25,000		986,500
Robert L. Nardelli	125,000	2,293,088	1,920,676	(2)	77,134,348	(2)

(1)
The vesting of Messrs. Donovan and Fernandez's outstanding equity awards were accelerated, effective as of their employment termination date on February 14, 2007, in accordance with their employment agreements. The amounts reported in this table reflect events occurring during Fiscal 2006, since both executives were still employed on the last day of Fiscal 2006.

(2)
As required by his employment agreement, the vesting of Mr. Nardelli's outstanding restricted and deferred shares was accelerated, effective as of his employment termination date on January 2, 2007.

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert L. Nardelli	Section 5.1 of 12/04/2000 Employment Agreement	N/A	33,467,795	0

Mr. Nardelli is the only executive who had a pension or supplemental executive retirement plan ("SERP") benefit. To compensate Mr. Nardelli for forfeiting retirement benefits made available by his former employer, the Company agreed to provide him with a SERP benefit upon any termination of his employment. His employment agreement provided that, beginning on the later of his 62nd birthday or employment termination, Mr. Nardelli would be entitled to a cash benefit in an annual amount equal to the 50% of his (i) salary as of the date of his termination, plus (ii) most recent annual incentive compensation (or, if greater, the then-current target amount for his bonus), but not less than $4,500,000, subject to offset for certain pension benefits paid or payable to Mr. Nardelli by the Company or his prior employers. The benefit was to be reduced 3% for each full year between termination and age 62 if Mr. Nardelli's employment was terminated by the Company for cause or if he resigned without good reason before his 62nd birthday; an additional 20% reduction applied for each full year between employment termination and December 4, 2005. The benefit was subject to a 4% discount for each full year between the date of receipt and age 62, or before age 55 in the event of a change in control of the Company, after applying the foregoing early-termination reductions. In lieu of a single life annuity, Mr. Nardelli had elected to receive a single-sum payment of the benefit on his employment termination that is the actuarial equivalent present value of the amount he would otherwise have been entitled to receive, but not less than the present value determined on the basis of the applicable mortality table and interest rate prescribed by Section 417(e)(3)(A)(ii) of the Internal Revenue Code.

As required by his employment agreement, the Company is obligated to make a single-sum payment to Mr. Nardelli (in accordance with his prior election pursuant to his employment agreement) of approximately $33,886,423 in satisfaction of its obligation under Mr. Nardelli's employment agreement to provide the foregoing SERP benefit, such amount representing the present value of the accumulated benefit at his January 2, 2007 termination date. Pursuant to his separation agreement, the actual amount payable to Mr. Nardelli will be calculated as of the July 3, 2007 payment date, based on the inputs and assumptions and using the same methodology as the present value determined as of his January 2, 2007 termination date, except that the interest rate used for such calculation shall be the interest rate for the month of April 2007 described in Section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code, as published by the Internal Revenue Service in May 2007. The present value of the accumulated benefit as of Mr. Nardelli's January 2, 2007 termination date was determined based on the provisions of Mr. Nardelli's employment agreement, including a reduction in the benefit by 4% per year for each full year before age 62 until the payment is received. The material assumptions used were: (a) base salary of $2,475,000; (b) target and most recent bonus of $3,000,000; (c) final earnings of $5,475,000; (d) 4.85% lump-sum factor; (e) July 3, 2007 payment date; (f) other employer pension benefit offsets of $50,130 per year; (g) age at termination 58.58; and (h) age at receipt 59.0833. The assumed discount rate and lump-sum factor are based on the 30-year U.S. Treasury Note rate for October 2006. The actual lump-sum factor will not be known until published by the IRS in May 2007.

The $33,467,795 value set forth in the foregoing Pension Benefits table represents the estimated value on July 3, 2007 of Mr. Nardelli's benefit, discounted to the end of Fiscal 2006. The material assumptions used were: (a) base salary of $2,475,000; (b) target and most recent bonus of $3,000,000; (c) final earnings of $5,475,000; (d) 4.75% lump sum factor; (e) 5.5% discount rate; (f) July 3, 2007 payment date; (g) other employer pension benefit offsets of $50,130 per year; (h) age at calculation of 58.67; (i) age at receipt of 59.0833; (j) 153 days in discount period; and (k) partial year discount factor of .977807. The discount rate and lump sum factor are based on the 30-year U.S. Treasury Note rate for October 2006.

The following table sets forth information regarding the participation of the named executive officers in the Company's nonqualified deferred compensation plans for Fiscal 2006.

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Francis S. Blake
Restoration Plan(5)	N/A	41,760	1,941	N/A	116,087
Carol B. Tomé
Deferred Compensation Plan For Officers(6)	N/A	N/A	302	52,069	N/A
Restoration Plan	N/A	95,943	4,105	N/A	245,586
Robert P. DeRodes
Restoration Plan	N/A	39,920	1,887	N/A	112,869
Dennis M. Donovan
Deferred Compensation Plan For Officers	N/A	N/A	171,679	N/A	2,667,013
Restoration Plan	N/A	20,150	1,992	N/A	119,151
Frank L. Fernandez
Deferred Compensation Plan For Officers	943,789	N/A	180,549	696,772	2,372,196
Restoration Plan	N/A	26,332	1,465	N/A	87,915
Robert L. Nardelli
Deferred Compensation Plan For Officers	N/A	N/A	235,790	3,789,553	N/A
Restoration Plan	N/A	370,484	30,436	N/A	1,820,776

(1)
Executive contributions for Mr. Fernandez represent deferral of his Fiscal 2005 bonus in the amount of $768,690 and deferral of his Fiscal 2003-2005 LTIP payment in the amount of $175,099, both of which were previously disclosed in the 2006 Proxy Statement.

(2)
All Company contributions to the Restoration Plan are included as compensation in the Stock Awards column of the Summary Compensation Table.

(3)
Preferential earnings under the Deferred Compensation Plan For Officers for Fiscal 2006 are included as compensation in the Summary Compensation Table, as follows: Tomé: $52; Donovan: $32,811; Fernandez: $33,901; and Nardelli: $40,441. The Restoration Plan earnings represent dividends that are paid at the same rate, and at the same time, that dividends are paid to shareholders of the Company.

(4)
All amounts in the aggregate balance were included in the Summary Compensation Table for previous years, other than Company contributions to the Restoration Plan for Fiscal 2006 and Fiscal 2006 preferential earnings which are included in the current Summary Compensation Table, as noted in footnotes 2 and 3 above.

(5)
The primary purpose of the Restoration Plan is to provide additional retirement income to key executive employees of the Company and its participating affiliates to reduce the impact of certain provisions of the Internal Revenue Code that limit the maximum benefits that may accrue under the Company's qualified retirement plans. In particular, the Company intends for the Restoration Plan to offset the effects of the maximum compensation limitation under Code Section 401(a)(17). On January 31st of each year, the plan makes an allocation to participant accounts in an amount equal to the associate's taxable wages minus the Code Section 401(a)(17) limit ($220,000 for 2006) multiplied by 3.5%. This amount is then converted to units representing shares of the

  Company's common stock. Stock units credited to a participant's account are also credited with dividend equivalents at the same time, and in the same amount, as dividends are paid to the Company's shareholders. Participant account balances vest at the same time their account in the Company's qualified retirement plan vests, which provides for 100% cliff vesting after three years of service. A participant's vested account balance is payable in shares of the Company's common stock on retirement or other employment termination. In-service withdrawals are not permitted. The Restoration Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees. The Company reimburses participants for Medicare tax due on amounts credited to their account under the plan.

(6)
The primary purpose of the Deferred Compensation Plan For Officers is to allow officers to defer payment of up to 50% of base salary and up to 100% of bonus compensation until retirement or other employment termination. Officers may also elect an in-service distribution during a designated calendar year or on a change in control. Payment is made, at the participant's election, in a single sum or equal annual installment payments over a five-year period commencing at retirement after age 60 or one year thereafter, provided that distribution in a single sum is automatically made on termination for reasons other than retirement or disability. Notional earnings are credited on participant account balances annually at the 10-Year U.S. Treasury Note rate on the first business day of each calendar year plus 2.5%. The plan's interest crediting rate for Fiscal 2006 was 6.72%. Accounts are 100% vested at all times. The plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.

WHAT ARE THE POTENTIAL PAYMENTS TO THE COMPANY'S NAMED EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL?

Termination Without Cause or For Good Reason

The following table sets forth the estimated value of benefits that the Company's currently employed named executive officers would be entitled to receive, assuming a termination of employment without cause or for good reason as of January 28, 2007. Such named executive officers are not entitled to payment of any benefits upon termination for cause or without good reason other than for accrued compensation earned prior to employment termination.

Termination of employment for good reason generally means the occurrence of certain events without the executive's consent, including: (1) the assignment of a principal office outside of the Atlanta metropolitan area, (2) decrease in base salary or failure to pay the agreed-upon compensation, or (3) cessation of a direct reporting relationship to the Chief Executive Officer.

Termination for cause generally means that the executive: (1) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, subject to certain conditions, (2) has been convicted of a felony involving theft or moral turpitude, or (3) has violated Company policies.

Name	Value of Salary Continuation ($)	Value of Equity Awards Vesting on Termination ($)		Value of Incentive Plan Awards ($)		Value of Medical Coverage ($)
Francis S. Blake(1)	N/A	N/A		N/A		N/A
Carol B. Tomé(2)	1,670,000	3,253,610	(4)	N/A		N/A
Robert P. DeRodes(3)	730,000	845,175	(4)	730,000	(5)	7,540	(6)

(1)
Mr. Blake's employment arrangement does not entitle him to any severance payments upon employment termination.

(2)
Ms. Tomé's employment arrangement provides that in the event her employment is involuntarily terminated by the Company without cause, or by Ms. Tomé for good reason, the Company will continue to pay her base salary for 24 months in accordance with Company normal payroll practices, subject to any delay necessary to comply with the requirements of Section 409A of the Internal Revenue Code. Also, vesting will be accelerated on her outstanding restricted stock and stock option awards that would otherwise have vested during the salary continuation period (117,500 options with an intrinsic value of $697,450 and 64,000 restricted stock awards with an intrinsic value of $2,556,160).

(3)
Mr. DeRodes' employment agreement provides that upon termination of his employment by the Company without cause or by Mr. DeRodes for good reason, the Company will pay 12 months' base salary continuation, target incentive and medical coverage during the salary continuation period. Outstanding unvested stock options (55,000 underwater options with no intrinsic value) at January 28, 2007 made pursuant to the employment agreement will vest on his employment termination. In addition, his other outstanding equity awards at termination will continue to vest according to their terms during the 12 month salary continuation period (45,000 options with an intrinsic value of $345,925 and 12,500 restricted stock awards with an intrinsic value of $499,250 at the end of Fiscal 2006). Any unvested equity at the end of the salary continuation period will be forfeited.

(4)
Value reflects restricted stock that would have vested during the 24-month period from the end of Fiscal 2006 for Ms. Tomé, and 12 months for Mr. DeRodes, multiplied by a closing stock price of $39.94 on January 28, 2007, plus the accelerated vesting of stock options for the same time periods based on the intrinsic value per share on January 28, 2007.

(5)
Value reflects the target payout under the Company's Fiscal 2007 MIP plan.

(6)
Value reflects the estimated premium for health insurance coverage during the salary continuation period based on current rates at January 28, 2007.

In exchange for the foregoing severance payments, Ms. Tomé and Mr. DeRodes agreed that during the term of their employment and for 24 and 36 months thereafter, respectively, they will not, without the prior written consent of the Company, be employed by or otherwise participate in the management of competitors of the Company. During the 36-month period following termination, Ms. Tomé and Mr. DeRodes have also agreed not to solicit any employee of the Company to accept a position with another entity. Each named executive officer who is currently employed with the Company is also subject to confidentiality restrictions on employment termination.

Change-in-Control and Termination Due to Death or Disability

The Company does not maintain change-in-control agreements for its executives. However, equity awards made to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon a change in control of the Company, and upon employment termination due to the death or disability of the associate. The following table sets forth the estimated value of benefits that the Company's currently employed named executive officers would be entitled to receive assuming a change in control of the Company, or termination of employment due to death or disability, as of January 28, 2007. If the named executive officer's employment is terminated in connection with the change in control, the executive would also be entitled to the termination benefits described in the preceding table, less the value of equity awards vesting on termination.

Name	Value of Equity Awards ($)(1)	Death Benefit ($)(2)
Francis S. Blake	17,721,323	421,905
Carol B. Tomé	16,617,907	445,475
Robert P. DeRodes	14,426,822	427,477

(1)
Value reflects outstanding restricted stock at the end of Fiscal 2006, multiplied by a closing stock price of $39.94 on January 28, 2007, and outstanding unvested stock options based on the intrinsic value as of January 28, 2007.

(2)
Value reflects a $250,000 death benefit, reduced by the amount of premiums paid by the Company, and a tax reimbursement of $200,827 for Mr. Blake, $212,046 for Ms. Tomé and $203,479 for Mr. DeRodes.

Payments Made to Former Executives

The Company has made or is obligated to make the following payments to named executive officers in connection with the termination of their employment with the Company.

Name	Severance Payments ($)	SERP Benefit ($)	Value of Equity Vesting on Termination ($)	Value of Salary Continuation ($)	Value of Incentive Plan Awards ($)	All Other Payments ($)
Robert L. Nardelli	20,000,000	33,886,423	84,424,348	N/A	9,000,000	19,970,601
Dennis M. Donovan	N/A	N/A	18,175,442	1,480,000	1,480,000	341,365
Frank L. Fernandez	N/A	N/A	17,370,122	1,480,000	1,480,000	297,890

Robert L. Nardelli

The Company and Mr. Nardelli entered into an agreement, effective as of January 2, 2007, terminating his employment agreement. The separation agreement sets forth the following amounts due to Mr. Nardelli pursuant to the terms of his employment agreement: (i) $20,000,000 severance payment (reported in the All Other Compensation column of the Summary Compensation table); (ii) $33,886,423 supplemental retirement benefit, subject to adjustment as described in the narrative to the Pension Benefits table; (iii) $25,880,148 representing the value of accelerated vesting of 644,426 restricted stock awards on January 2, 2007 at a closing stock price of $40.16; (iv) $51,254,200 representing the value of accelerated vesting of 1,276,250 deferred stock awards on January 2, 2007 at a closing stock price of $40.16; (v) $7,290,000 representing the intrinsic value of accelerated vesting of option awards on January 2, 2007 based on a closing stock price of $40.16; (vi) $3,000,000 annual bonus for Fiscal 2006 (reported in the Bonus column of the Summary Compensation table) and $3,000,000 Fiscal 2007 MIP (reported in the All Other Compensation column of the Summary Compensation table), as required by his employment agreement; (vii) $3,000,000 payout for the Fiscal 2004-2006 LTIP performance period (reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation table); and (viii) approximately $1,354,617 for health insurance and other similar benefits coverage through January 2, 2010 (reported in the All Other Compensation column of the Summary Compensation table and the All Other Payments column above), including the maintenance of life insurance policies in effect on such date. Accelerated vesting of the foregoing equity awards were fully expensed by the Company in Fiscal 2006, as reflected in the Stock Awards, Option Awards and All Other Compensation columns of the Summary Compensation table.

The following additional payments also will be made pursuant to Mr. Nardelli's separation agreement: (i) $18,000,000 payment in exchange for non-competition, non-solicitation, non-disparagement and cooperation covenants in favor of the Company, Mr. Nardelli's waiver of the notice provisions of his employment agreement and his execution of a general release of claims against the Company, including his claim regarding the disputed value of the supplemental retirement benefit under his employment agreement, which amount will be paid in four equal annual installments on the anniversary of his termination date, provided he is in compliance with these contractual provisions (reported in the All Other Compensation column of the Summary Compensation table and the All Other Payments column above); (ii) $50,000 in legal fees associated with the negotiation of his separation agreement (reported in the All Other Compensation column of the Summary Compensation table and the All Other Payments column above); and (iii) $565,984 in dividend equivalents payable on deferred stock awards distributable to Mr. Nardelli on July 2, 2007 (reported in the All Other Compensation column of the Summary Compensation table and the All Other Payments column above).

In addition to the foregoing payments, Mr. Nardelli is entitled to payment of his previously vested deferred stock units and deferred shares, having a value of $42,670,000 as of his January 2, 2007 termination date, and his previously vested account balances of approximately $2,000,000 under the Company's FutureBuilder 401(k) Plan and Restoration Plan, according to the terms of such plans.

As provided in his separation agreement, Mr. Nardelli has agreed not to compete with the Company for one year and not to solicit employees or customers of the Company for four years. Mr. Nardelli has also agreed to cooperate with the Company to ensure an orderly transition. The Company and Mr. Nardelli also agreed to enter into mutual releases and non-disparagement provisions.

The indemnification and confidentiality provisions in Mr. Nardelli's pre-existing employment agreement remain in full force and effect. The provision in his employment agreement for reimbursement of excise tax in connection with any change in control continues to apply to payments due under his separation agreement.

Dennis M. Donovan and Frank L. Fernandez

Messrs. Donovan and Fernandez resigned from the Company for good reason, effective February 14, 2007, in accordance with the respective terms of their employment agreements. Pursuant to the terms of their employment agreements, Messrs. Donovan and Fernandez will continue to receive their base salary of $740,000 until February 14, 2009. In accordance with their employment agreements, Messrs. Donovan and Fernandez will also receive a Fiscal 2007 and Fiscal 2008 target MIP bonus of $740,000 for each such year.

Messrs. Donovan and Fernandez remained eligible to participate in the Company's MIP and LTIP programs for Fiscal 2006. Mr. Donovan will receive a $714,375 LTIP award and a $222,000 MIP award, and Mr. Fernandez will receive a $686,250 LTIP award and a $222,000 MIP award, as reported in the Non-Equity Incentive Plan Compensation and Bonus columns of the Summary Compensation Table for Fiscal 2006, respectively.

As required under his employment agreement, the vesting of Mr. Donovan's 227,500 outstanding unvested stock option awards was accelerated to his February 14, 2007 termination date. The intrinsic value of the accelerated options was $1,488,825 based on a closing stock price of $41.73 on February 14, 2007. The exercise price of the individual option awards accelerated is set forth in the Outstanding Equity Awards At Fiscal Year End table. Mr. Donovan may exercise such options through their original term. The vesting of Mr. Donovan's 399,871 outstanding unvested restricted stock awards was also accelerated to February 14, 2007. The value of the accelerated restricted stock awards was $16,686,617, representing 399,871 shares multiplied by the $41.73 closing stock price on February 14, 2007. Accelerated vesting of the options and restricted shares was fully expensed by the Company in Fiscal 2006, as reflected in the Stock Awards, Option Awards and All Other Compensation columns of the Summary Compensation table.

As required under his employment agreement, the vesting of Mr. Fernandez's 182,500 outstanding unvested stock option awards was accelerated to his February 14, 2007 termination date. The intrinsic value of the accelerated options was $1,157,975 based on a closing stock price of $41.73 on February 14, 2007. The exercise price of the individual option awards accelerated is set forth in the Outstanding Equity Awards At Fiscal Year End table. Mr. Fernandez may exercise his options through February 14, 2010. The vesting of Mr. Fernandez's 388,501 outstanding unvested restricted stock awards was also accelerated to February 14, 2007. The value of the accelerated restricted stock awards was $16,212,147, representing 388,501 shares multiplied by the $41.73 closing stock price on February 14, 2007. Accelerated vesting of the options and restricted shares were fully expensed by the Company in Fiscal 2006, as reflected in the Stock Awards, Option Awards and All Other Compensation columns of the Summary Compensation table.

The Company will pay out to Messrs. Donovan and Fernandez all previously vested amounts under the Company's FutureBuilder 401(k) Plan, Deferred Compensation Plan for Officers and Restoration Plan according to the terms of the plans.

As required under their employment agreements, Messrs. Donovan and Fernandez will continue to receive health insurance and other similar benefits through February 25, 2009, including the maintenance of life insurance policies in effect on February 14, 2007, having a value of $183,310 and $155,035, respectively. As required under their employment agreements, Messrs. Donovan and Fernandez will also receive reimbursement for tax related to the continuance of the foregoing benefits in the approximate amount of $87,527 for Mr. Donovan and $72,855 for Mr. Fernandez. Messrs. Donovan and Fernandez will also continue to participate in the Company's Supplemental Executive Choice Plan through February 14, 2009, which has a value of $70,000.

Pursuant to their respective employment agreements, Messrs. Donovan and Fernandez have agreed not to be employed by or participate in the management of certain competitors of the Company, without the Company's prior written consent, through February 14, 2009. During the same period, each executive has agreed not to solicit any employee of the Company to accept a position with another entity or to solicit any vendor or customer of the Company to alter its relationship with the Company in any way that would be adverse to the Company.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders(1)	64,295,803	(2)	$38.20(3)	252,226,359	(4)
Equity Compensation Plans Not Approved by Security Holders(5)	3,483,912	(6)	$40.75(7)	18,225,192	(8)

Total	67,779,715			270,451,551

(1)
These plans are the Company's 1997 Omnibus Stock Incentive Plan ("1997 Omnibus Plan"), the 2005 Omnibus Plan, Amended and Restated Employee Stock Purchase Plan (the "ESPP") and The Home Depot, Inc. NonEmployee Directors' Deferred Stock Compensation Plan (the "Directors Plan"). The Directors Plan allows the Company's outside directors to elect to defer their meeting fees and retainers for deferred stock units payable in shares of the Company's common stock on termination of board service.

(2)
Includes an aggregate of 62,640,590 stock options under the 1997 Omnibus Plan, 1,000,825 stock options under the 2005 Omnibus Plan, 97,160 deferred shares under the 1997 Omnibus Plan, 472,507 deferred shares under the 2005 Omnibus Plan and 84,720 deferred stock units credited to participant accounts under the Directors Plan.

(3)
Weighted average exercise price of outstanding options; excludes deferred shares, deferred stock rights and shares of restricted stock under the Omnibus Plan, deferred stock units under the Directors Plan and rights to purchase shares under the ESPP.

(4)
Represents 236,392,373 shares under the 2005 Omnibus Plan, 13,730,630 shares under the ESPP and 2,103,356 shares under the Directors Plan. As of the March 26, 2007 record date, 224,964,273 shares of the Company's common stock remain available for issuance under the 2005 Omnibus Plan.

(5)
These plans are the Company's Non-U.S. Employee Stock Purchase Plan (the "Non-US ESPP"), the Restoration Plan, the December 4, 2000 Nonqualified Stock Option and Deferred Stocks Units Plan and Agreement, the April 2, 2001 Deferred Stock Units Plan and Agreement, the May 31, 2001 Deferred Stock Units Plan and Agreement and the September 17, 2001 Deferred Stock Units Plan and Agreement (collectively, "Deferred Stock Units Plans and Agreements").

(6)
Includes 133,912 deferred stock units under the Restoration Plan and 2,500,000 nonqualified stock options and 850,000 deferred stock units under the Deferred Stock Units Plans and Agreements referred to in footnote 5.

(7)
Weighted average exercise price of outstanding options; excludes rights to purchase shares under the Non-US ESPP, deferred stock units granted under the Restoration Plan and deferred stock units granted under the Deferred Stock Units Plans and Agreements referred to in footnote 5.

(8)
Represents shares available under the Non-US ESPP.

DIRECTOR COMPENSATION

HOW ARE DIRECTORS COMPENSATED?

In order to align the interests of non-employee directors with shareholders, the Company provides 82% of each such director's annual retainer in Company equity. Such equity awards stipulate that shares of Company stock must continue to be held until the director retires from the Board or for one year after Board service ends for any reason other than ordinary Board retirement, death, disability or a change in control of the Company. This approach to director compensation is also set forth in the Company's Corporate Governance Guidelines.

Each director who was a Board member during Fiscal 2006 and who was not employed by the Company received an annual retainer of $280,000, paid in the following manner:

•
$230,000 in the form of deferred shares granted under the 2005 Omnibus Plan; and
•
$50,000 in the form of cash or deferred stock units under the Directors Plan, at the election of the director.

Historically, directors also received stock options as part of the annual stock retainer. Beginning with the 2006 compensation year, in alignment with prevalent market practice, directors receive the annual stock retainer solely in the form of deferred shares under the 2005 Omnibus Plan. Director compensation is paid for the twelve-month period commencing with each annual meeting of shareholders. A pro rata portion of annual director compensation is paid to directors who become Board members after the annual meeting as follows: 100% for appointments before the sixth month anniversary of the annual meeting, 50% after the sixth month but not later than the ninth month anniversary of the annual meeting, and 25% after the ninth month anniversary of the annual meeting.

In addition to the annual retainer, each non-employee director received $2,000 per Board meeting and $1,500 per Committee meeting attended. Each non-employee director is also entitled to receive $2,000 per annual meeting of shareholders attended. Each non-employee director who served as chair of a Board committee received $10,000, except for the Chair of the Audit Committee, who received $15,000. Board and Committee meeting and chair fees are payable in cash or deferred stock units under the Directors Plan, at the election of the director.

The Company also pays (or provides for reimbursement of) the travel and accommodation expenses of directors and, when requested by the Company, their spouses to attend Board meetings, conduct store visits and participate in other corporate functions, together with any taxes related to such payments.

As part of the Company's overall support of charitable organizations, and in order to preserve its ability to attract directors with outstanding experience and ability, the Company maintains a program through which it will match up to $100,000 of charitable donations made by each director, including the Chairman, during each calendar year. In addition, the program permits each director who was a member of the Board prior to January 18, 2007, including the Chairman, to recommend names of charitable organizations to which the Company may donate on its own behalf up to $1,000,000 upon the director's retirement from the Board at the mandatory age of 72. The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations under the program are not made to any charity from which the director (or a party related to the director) directly or indirectly receives compensation. Mr. Nardelli's All Other Compensation reported in the Summary Compensation table includes $100,000 in matching contributions made under the program for Fiscal 2006. Mr. Blake did not participate in the program for Fiscal 2006.

The following table sets forth the compensation paid to or earned during Fiscal 2006 by our non-employee directors.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Gregory D. Brenneman	121,000	155,197	92,824	100,560	469,581
Richard H. Brown	6,500	—	92,824	70,777	156,621	(6)
John L. Clendenin	137,000	158,086	92,824	50,662	438,572
Claudio X. González	130,000	159,752	94,121	50,000	433,873
Milledge A. Hart III	101,500	154,150	92,824	100,560	449,034
Bonnie G. Hill	116,000	159,641	92,824	13,162	381,627
Laban P. Jackson	122,000	153,333	51,246	100,925	427,504
Helen Johnson-Leipold	60,000	98,571	N/A	20,500	179,071
Lawrence R. Johnston	116,500	153,333	51,246	100,695	421,774
Kenneth G. Langone	122,000	157,435	92,824	100,703	472,962
Angelo R. Mozilo	160,000	193,333	21,996	100,000	475,329
Thomas J. Ridge	98,000	153,333	51,300	64,088	366,721

(1)
All directors except Mr. Langone defer their cash retainers and meeting fees under the Directors Plan, which are converted to stock units payable in shares of the Company's common stock on termination of Board service. Ms. Hill and Mr. Ridge defer 50% of their annual cash retainer and all of their cash meeting fees under the Directors Plan. Dividend equivalents were credited on stock units in the Directors Plan at the same rate, and at the same time, that dividends are paid to shareholders of the Company.

(2)
Amounts set forth in the Stock Awards column represents the aggregate amount recognized for financial statement reporting purposes with respect to the directors for Fiscal 2006, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 123, as amended by SFAS No. 123(R), "Share-Based Payment" ("SFAS 123(R)").

The grant date fair value of each deferred share award expensed during Fiscal 2006 is set forth in the following table, computed in accordance with SFAS 123(R) based on the closing stock price on the grant date. There were no stock award forfeitures by the directors during Fiscal 2006, other than 1,332 restricted shares forfeited by Mr. Brown on his termination of Board service during Fiscal 2006.

Grant Date	Shares	Value	Directors Who Received
02/23/2006	962	$40,000	Mozilo
05/25/2006	5,990	$230,000	Brenneman, Clendenin, Gonzalez, Hart, Hill, Jackson, Johnston, Langone, Mozilo, Ridge
11/16/2006	6,083	$230,000	Johnson-Leipold

The grant date fair value of each restricted stock award expensed during Fiscal 2006 computed in accordance with SFAS 123(R), based on the closing stock price on the grant date:

Grant Date	Shares	Value	Directors Who Received
05/28/1997	729	$10,002	Clendenin, Hart, Langone
05/27/1998	405	$10,024	Clendenin, Hart, Langone
05/26/1999	259	$9,940	Clendenin, Hart, Hill, Langone
05/31/2000	204	$9,996	Clendenin, Hart, Hill, Langone
05/30/2001	200	$9,998	Brenneman, Brown, Clendenin, González, Hart, Hill, Langone
08/16/2001	400	$19,956	Brenneman, Brown, Clendenin, González, Hill
05/29/2002	732	$29,975	Brenneman, Brown, Clendenin, González, Hill
05/29/2002	244	$9,992	Hart, Langone
(3)
Amounts set forth in the Option Awards column represents the aggregate amount recognized for financial statement reporting purposes with respect to the directors for Fiscal 2006, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with SFAS 123(R) based on the assumptions set forth in Note 1 to the Company's consolidated financial statements as filed with the Securities and Exchange Commission on Form 10-K on March 29, 2007, March 29, 2006, April 11, 2005 and April 12, 2004 ("Note 1").

The grant date fair value of each option award expensed during Fiscal 2006 is set forth in the following table and is computed in accordance with SFAS 123(R) based on the assumptions set forth in Note 1. There were no option award forfeitures by the directors during Fiscal 2006, other than 27,063 option awards forfeited by Mr. Brown on his termination of Board service during Fiscal 2006.

Grant Date	Shares	Value	Directors Who Received
05/30/2001	3,750	$97,050	Brenneman, Brown, Clendenin, Hart, Hill, Langone
05/30/2001	5,000	$129,400	González
05/29/2002	3,750	$65,775	Brenneman, Brown, Clendenin, González, Hart, Hill, Langone
08/22/2002	1,250	$17,325	Brenneman, Brown, Clendenin, González, Hart, Hill, Langone
05/30/2003	5,000	$69,900	Brenneman, Brown, Clendenin, González, Hart, Hill, Langone
08/21/2003	2,500	$35,425	Brenneman, Brown, Clendenin, González, Hart, Hill, Langone
05/27/2004	7,500	$101,775	Brenneman, Brown, Clendenin, González, Hart, Hill, Langone
08/06/2004	1,500	$20,355	Brenneman, Brown, Clendenin, González, Hart, Hill, Langone
08/06/2004	9,000	$122,130	Jackson, Johnston
03/23/2005	9,000	$122,400	Ridge
05/27/2005	9,000	$134,100	Brenneman, Brown, Clendenin, González, Hart, Hill, Jackson, Johnston, Langone, Ridge
02/23/2006	9,000	$118,062	Mozilo
(4)
Amounts reported include reimbursement of income tax on gifts and spousal aircraft travel when spousal attendance at a Company event was requested by the Company, and matching charitable contributions that were made in the following amounts: Gregory D. Brenneman – $100,000; Richard H. Brown – $68,000; John L. Clendenin – $50,000; Claudio X. González – $50,000; Milledge A. Hart, III – $100,000; Bonnie G. Hill – $12,500; Laban P. Jackson, Jr. – $100,000; Helen Johnson-Leipold – $20,500; Lawrence R. Johnston – $100,000; Kenneth G. Langone – $100,000; Angelo R. Mozilo – $100,000; Thomas J. Ridge – $63,500. The Company's director charitable contribution program is described in "Director Compensation" under the "How Are Directors Compensated?" section above.

(5)
As of the end of Fiscal 2006, our non-employee directors held the following outstanding equity awards:

Name	Stock Options	Restricted Shares	Deferred Shares	Deferred Stock Units	Shares Owned Outright	Shares Owned Indirectly	Total
Gregory D. Brenneman	39,250	1,332	13,630	11,327	20,000	N/A	85,539
Richard H. Brown	N/A	N/A	7,557	N/A	10,420	1,000	18,997
John L. Clendenin	38,000	2,929	13,630	19,610	24,966	N/A	99,135
Claudio X. González	35,500	1,332	13,630	11,995	55,000	N/A	117,457
Milledge A. Hart, III	38,000	2,041	13,630	17,225	3,551,833	N/A	3,622,729
Bonnie G. Hill	45,500	1,795	13,630	4,982	2,170	N/A	68,077
Laban P. Jackson	18,000	N/A	10,634	7,046	7,400	N/A	43,080
Helen Johnson-Leipold	N/A	N/A	6,117	1,531	N/A	N/A	7,648
Lawrence R. Johnston	18,000	N/A	10,634	6,735	5,000	N/A	40,369
Kenneth G. Langone	38,000	2,041	13,630	N/A	16,500,000	6,139	16,559,810
Angelo R. Mozilo	9,000	N/A	7,052	4,173	800	5,056	26,081
Thomas J. Ridge	18,000	N/A	8,669	98	N/A	N/A	26,767
(6)
Mr. Brown's total compensation includes a negative compensation expense of $13,480 recognized in connection with his forfeiture of 1,332 restricted shares on his termination of Board service during Fiscal 2006.

WHO SERVED ON THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS?

The members of the Leadership Development and Compensation Committee at the end of Fiscal 2006 were Bonnie G. Hill, Chair, John L. Clendenin, Claudio X. González, Lawrence R. Johnston and Angelo R. Mozilo. David H. Batchelder became a member of the Committee in Fiscal 2007. Each member is independent under the rules of the New York Stock Exchange listing standards and the Company's Director Independence Standards set forth in the Company's Corporate Governance Guidelines and attached as Appendix A.

WHAT DOCUMENT GOVERNS THE ACTIVITIES OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE?

The Committee acts under a written charter which sets forth its responsibilities and duties, as well as requirements for the Committee's composition and meetings. The Committee's primary responsibility is to (i) assist the Board of Directors in developing and evaluating potential candidates for executive positions, including the chief executive officer, (ii) oversee the development of executive succession plans and (iii) approve compensation strategy, including the corporate goals and objectives relevant to the compensation of the Company's senior executive officers (the chief executive officer and all executive vice presidents), to ensure management is afforded appropriate incentives and rewarded appropriately for contributions to the Company's growth and profitability and that the executive compensation strategy supports the Company's objectives and shareholder interests.

The Committee also oversees management's decisions concerning the performance and compensation of other Company officers, administers the Company's equity-based and incentive-based compensation plans, and regularly evaluates the effectiveness of our overall executive compensation program. In addition, the Committee periodically reviews the compensation and benefits offered to non-employee directors and recommends changes as appropriate.

A more complete description of the Committee's functions is set forth in the Committee charter which is available on the Company's website at www.homedepot.com under "Investor Relations" and is also available in print upon request.

COMPENSATION COMMITTEE REPORT

HAS THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REVIEWED AND MADE A RECOMMENDATION REGARDING THE COMPENSATION DISCUSSION AND ANALYSIS?

The Leadership Development and Compensation Committee has reviewed and discussed the Company's Compensation Discussion and Analysis with management. Based upon such review and discussions, the Committee recommended to the Board of Directors that the Company's Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for Fiscal 2006.

WHO PREPARED THIS REPORT?

This report has been furnished by the current members of the Leadership Development and Compensation Committee:

  •
  Bonnie G. Hill, Chair
  •
  David H. Batchelder
  •
  John L. Clendenin
  •
  Claudio X. González
  •
  Lawrence R. Johnston
  •
  Angelo R. Mozilo

WHO SERVED ON THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS?

The members of the Audit Committee at the end of Fiscal 2006 were John L. Clendenin, Chair, Gregory D. Brenneman, Claudio X. González, Laban P. Jackson, Jr. and Kenneth G. Langone. Each member of the Committee is independent under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards and the Director Independence Standards set forth in the Company's Corporate Governance Guidelines and attached as Appendix A. The Board of Directors has determined that Gregory D. Brenneman, who served on the Committee throughout Fiscal 2006, is an "audit committee financial expert" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934. David H. Batchelder became a member of the Audit Committee in Fiscal 2007.

WHAT DOCUMENT GOVERNS THE ACTIVITIES OF THE AUDIT COMMITTEE?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Committee's composition and meetings. The Committee charter is available on the Company's website at www.homedepot.com under "Investor Relations" and is also available in print upon request.

HOW DOES THE AUDIT COMMITTEE CONDUCT ITS MEETINGS?

During Fiscal 2006, the Committee met with the senior members of the Company's financial management team, the Vice President of Internal Audit and representatives of KPMG LLP, the Company's independent registered public accounting firm, at 9 of its 11 meetings. The Chair and the Chief Financial Officer established the agenda for each meeting. Generally, at each regularly scheduled meeting, the Audit Committee reviewed and discussed various financial and regulatory issues, the report of the Internal Audit department, and a summary of calls received on the Company's anonymous reporting line with respect to fraud, theft, accounting and control matters. The Committee also conducted private, separate sessions from time to time with representatives of KPMG LLP, the Chief Financial Officer, the Vice President of Internal Audit and the General Counsel at which sessions discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Chair had separate discussions regularly with representatives of KPMG LLP, the Chief Financial Officer, the Vice President of Internal Audit and the General Counsel.

DOES THE AUDIT COMMITTEE REVIEW THE PERIODIC REPORTS AND OTHER PUBLIC FINANCIAL DISCLOSURES OF THE COMPANY?

The Committee reviews each of the Company's quarterly and annual reports, including Management's Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Committee discusses the reports with the Company's management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company's quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company's accounting principles, alternative methods of accounting under GAAP and the preferences of the independent registered public accounting firm in this regard, the Company's critical accounting policies and the clarity and completeness of the Company's financial and other disclosures.

DID THE AUDIT COMMITTEE PLAY ANY ROLE IN CONNECTION WITH THE COMPANY'S REPORT ON INTERNAL CONTROL?

The Committee reviewed management's report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Committee reviewed the basis for management's conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout Fiscal 2006, the Committee reviewed management's plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies.

WHAT IS THE ROLE OF THE AUDIT COMMITTEE IN CONNECTION WITH THE FINANCIAL STATEMENTS AND CONTROLS OF THE COMPANY?

Management has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company's financial statements and internal control over financial reporting. The responsibility of the Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure constructive discussions about the Company's compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company's financial reporting practices.

DOES THE AUDIT COMMITTEE HAVE POLICY-MAKING RESPONSIBILITY?

The Committee establishes certain policies as required by the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. For example, the Committee has established a policy for the receipt and retention (including on an anonymous basis) of complaints about financial and control matters. The Committee also has implemented a policy that addresses when the Company may recruit personnel who formerly were employed by the Company's independent registered public accounting firm. In other cases, the Committee is responsible for overseeing the efficacy of management policies, including policies governing the Company's use of derivative instruments and managing the exposures under those instruments.

DOES THE AUDIT COMMITTEE DISCUSS MATTERS WITH THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Yes. In its meetings with representatives of KPMG LLP, the Committee asked the auditors to address and discuss their responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•
Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?
•
Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and Securities and Exchange Commission disclosure requirements?
•
Based on the auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?
•
During the course of the fiscal year, have the auditors received any communication or discovered any information indicating any improprieties with respect to the Company's accounting and reporting procedures or reports?

The Committee has also discussed with the auditors that they are retained by the Committee and that the auditors must raise any concerns about the Company's financial reporting and procedures directly with the Committee. Based on its discussion with the auditors and its discussions with management, the Committee believes it has a basis for its oversight judgments and for recommending that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2006.

HAS THE AUDIT COMMITTEE DISCUSSED THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR FISCAL 2006 WITH MANAGEMENT AND THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Yes. The Audit Committee has:

•
reviewed and discussed the audited financial statements with the Company's management; and
•
discussed with KPMG LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

HAS THE AUDIT COMMITTEE CONSIDERED THE INDEPENDENCE OF THE COMPANY'S AUDITORS?

The Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with KPMG LLP its independence. The Committee has concluded that KPMG LLP is independent from the Company and its management.

HAS THE AUDIT COMMITTEE MADE A RECOMMENDATION REGARDING THE AUDITED FINANCIAL STATEMENTS FOR FISCAL 2006?

Based upon its review and the discussions with management and the Company's independent registered public accounting firm, the Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-K for Fiscal 2006.

HAS THE AUDIT COMMITTEE REVIEWED THE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL 2006?

The Committee has reviewed and discussed the fees paid to KPMG LLP during Fiscal 2006 for audit, audit-related, tax and all other services, which are set forth below under "Fees Paid to Independent Registered Public Accounting Firm." The Committee has determined that the provision of non-audit services is compatible with KPMG LLP's independence.

WHO PREPARED THIS REPORT?

This report has been furnished by the members of the Audit Committee at the end of Fiscal 2006:

•
John L. Clendenin, Chair
•
Gregory D. Brenneman
•
Claudio X. González
•
Laban P. Jackson, Jr.
•
Kenneth G. Langone

WHAT IS THE COMPANY'S POLICY REGARDING THE RETENTION OF THE COMPANY'S AUDITORS?

The Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Committee or by the Chairman of the Committee. When services are pre-approved by the Chairman of the Committee, notice of such approvals is given simultaneously to the other members of the Committee and presented to the full Committee at its next scheduled meeting.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT FEES

During Fiscal 2006 and Fiscal 2005, the Company paid KPMG LLP fees in the aggregate amount of $5,451,000 and $3,671,000, respectively, for the annual audit of the Company's financial statements, the quarterly reviews of the Company's financial statements included in its Forms 10-Q and audits of the closing balance sheets of certain businesses acquired.

AUDIT-RELATED FEES

During Fiscal 2006 and Fiscal 2005, the Company paid KPMG LLP fees in the aggregate amount of $1,269,000 and $1,164,000, respectively, for audit-related services which included audits of financial statements of certain employee benefit plans and other entities, audits of certain businesses acquired during the year and the review of related SEC filings.

TAX FEES

During Fiscal 2006 and Fiscal 2005, the Company paid KPMG LLP fees in the aggregate amount of $212,000 and $43,400, respectively, for tax services. In Fiscal 2006, none of such fees were for tax return preparation and compliance and $212,000 was for tax consulting and advisory services.

ALL OTHER FEES

No other services or related fees were provided by or paid to KPMG LLP for Fiscal 2006 and Fiscal 2005.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table demonstrates the alignment of the Company's directors and executive officers with our shareholders by showing how much of our outstanding common stock is beneficially owned by directors, each of our named executive officers and all directors and executive officers as a group as of March 19, 2007. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk (*) in the Percent of Class column indicates beneficial ownership of less than 1%.†

Name of Beneficial Owner	Total Beneficial Ownership(1)		Percent of Class

Francis S. Blake	894,447	(2)	*
David H. Batchelder	30,951,761	(3)	1.57%
Gregory D. Brenneman	39,831		*
John L. Clendenin	45,144		*
Claudio X. González	71,081		*
Milledge A. Hart, III	3,571,123	(4)	*
Bonnie G. Hill	28,714		*
Laban P. Jackson, Jr.	9,650		*
Helen Johnson-Leipold	2,500		*
Lawrence R. Johnston	7,250		*
Kenneth G. Langone	16,525,429	(5)	*
Angelo R. Mozilo	5,856		*
Thomas J. Ridge	2,250		*
Robert P. DeRodes	699,819		*
Dennis M. Donovan	742,585		*
Frank L. Fernandez	918,581		*
Robert L. Nardelli	6,591,089	(6)	*
Carol B. Tomé	920,951		*
Directors and executive officers as a group (28 people)	64,365,177		3.26%(7)

(1)
These amounts include equivalent shares credited under our FutureBuilder Plan and restricted stock granted under the Omnibus Plan. In addition, these amounts reflect shares subject to options exercisable as of May 18, 2007 as follows: Francis S. Blake – 443,250; Gregory D. Brenneman – 18,499; John L. Clendenin – 17,249; Claudio X. González – 14,749; Milledge A. Hart, III – 17,249; Bonnie G. Hill – 24,749; Laban P. Jackson, Jr. – 2,250; Lawrence R. Johnston – 2,250; Kenneth G. Langone – 17,249; Thomas J. Ridge – 2,250; Robert P. DeRodes – 312,500; Dennis M. Donovan – 740,000; Frank L. Fernandez – 645,000; Robert L. Nardelli – 6,591,089; Carol B. Tomé – 460,468; directors and executive officers as a group (28) people – 10,271,257.
(2)
This amount includes 333 shares held by a family trust.
(3)
Mr. Batchelder is a Principal of Relational Investors, LLC (RILLC). RILLC is the record holder of 100 shares and the sole general partner, or the sole managing member of the general partner, of Relational Investors, L.P. (3,885,398), Relational Coast Partners, L.P. (229,147), Relational Fund Partners, L.P. (99,365), RI III, L.P. (141,427), Relational Partners, L.P. (94,888), RH Fund 1, L.P. (3,108,138), RH Fund 2, L.P. (2,014,513), RH Fund 4, L.P. (776,386), RH Fund 6, L.P. (597,642), RH Fund 7, L.P. (279,824), RI VIII, L.P. (3,778,586), RI Investors IX, L.P. (1,511,417), RI X, L.P. (2,842,197), RI XI, L.P. (1,649,432), RI XV, L.P. (538,051), RI XVI, L.P. (376,949). An additional 3,733,801 shares are held in accounts managed by RILLC and an additional 5,294,500 shares are held through co-investment arrangements with certain entities listed above. Mr. Batchelder disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(4)
From time to time, a portion of these shares may secure, together with other assets depending on the value of the other collateral, borrowings from certain financial institutions. As of March 19, 2007, 1,290,758 shares were subject to this arrangement.
(5)
This amount includes 6,139 shares held by Mr. Langone's wife for which he disclaims beneficial ownership.
(6)
This amount includes 3,863,023 options held in a grantor retained annuity trust.
(7)
Percent of class based on the number of shares of outstanding common stock as of close of business on March 19, 2007.

†
Alignment with the Company's shareholders is further demonstrated by the number of deferred shares and deferred stock units in the Company's common stock. While these equity holdings are not reflected in the table set forth above, they represent a significant interest as follows: David H. Batchelder – 2,793; Gregory D. Brenneman – 25,295; John L. Clendenin – 33,573; Claudio X. González – 26,087; Milledge A. Hart, III – 31,127; Bonnie G. Hill – 18,614; Laban P. Jackson, Jr. – 18,032; Helen Johnson-Leipold – 7,912; Lawrence R. Johnston – 17,718; Kenneth G. Langone – 13,630; Angelo R. Mozilo – 11,558; Thomas J. Ridge – 8,985; Robert L. Nardelli – 1,257,742; directors and executive officers as a group (28) people – 2,657,522.

INSIDER TRANSACTIONS

In connection with his employment and prior to July 30, 2002, Dennis M. Donovan received a loan of $3 million from the Company. The terms of the loan to Mr. Donovan are more fully described under "What Are the Terms of Employment Agreements With the Company's Named Executive Officers." The maximum amount outstanding during Fiscal 2006 relating to Mr. Donovan's loan was $3,174,000. As of the end of Fiscal 2006, the loan to Mr. Donovan was fully satisfied.

Francis S. Blake, who is the son of Frank Blake, the Company's Chairman and Chief Executive Officer, has been a store manager for the Company since June 2006 and joined the Company in September 2004. His base compensation is less than the minimum required for disclosure. In addition to his base compensation and customary employee benefits, Mr. Blake is also eligible to participate in bonus and equity compensation plans based on his performance as well as the performance of the Company. Mr. Blake's compensation is within an established range paid to store managers.

Michael Davis, the brother-in-law of Robert P. DeRodes, the Company's Executive Vice President and Chief Information Officer, is Manager – IT Programming for the Company. His base compensation is approximately $140,000. In addition to his base compensation and customary employee benefits, during Fiscal 2006, Mr. Davis participated in the Company's bonus and equity compensation plans based on his performance as well as the performance of the Company, and received compensation pursuant to the terms of these compensation arrangements. Mr. Davis's compensation is within an established range paid to Managers – IT Programming.

Two other associates are immediate family members of an executive officer and each receives less than the minimum required for disclosure. Consistent with the Company's compensation practices, such employees are also eligible for customary employee benefits and are eligible to participate in the Company's bonus and equity compensation programs.

The Home Depot has purchase, finance and other transactions and relationships in the normal course of business with companies with which Company directors or their relatives are associated, but which are not sufficiently material to be reportable.

The Nominating and Corporate Governance Committee has reviewed these transactions and relationships and believe they were entered into on terms that are both reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During Fiscal 2006, we believe that our directors and executive officers complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934, except that (i) the exercise of stock options and the sale of shares in March 2006 by Mr. Thomas V. Taylor, former Executive Vice President – Merchandising and Marketing, was not timely reported and (ii) the grant of restricted shares in March 2006 to Mr. Joseph J. DeAngelo, Chief Operating Officer and Executive Vice President, was not timely reported. Each untimely filing was due to an administrative error.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT TO SHAREHOLDERS

Rules promulgated by the Securities and Exchange Commission require us to provide a 2006 Annual Report to shareholders who receive this Proxy Statement. Registered shareholders who previously elected not to receive a Proxy Statement or an Annual Report may request a copy as indicated below. Registered shareholders sharing an address who wish to receive separate copies of the Proxy Statement and Annual Report, or who wish to begin receiving a single copy of such materials, may make such request by writing to Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078, by calling 1-800-577-0177 or via the Internet at www.computershare.com/investor. Registered shareholders sharing an address who elect to receive a single copy of the Proxy Statement and Annual Report will continue to receive separate proxy cards.

We will also provide copies of this Proxy Statement and Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Beneficial owners sharing an address who received one copy of this Proxy Statement and our 2006 Annual Report may request additional copies. Beneficial owners sharing an address who wish to receive separate copies of the Proxy Statement and Annual Report, or who wish to begin receiving a single copy of such materials, will need to contact their broker, dealer, bank, voting trustee or other nominee to make such request.

Additional copies of the 2006 Annual Report and this Proxy Statement will be provided without charge to shareholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at www.homedepot.com.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year's Proxy Statement or considered at next year's annual meeting but not included in the Proxy Statement, shareholder proposals must be submitted in writing by December 15, 2007. All written proposals should be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339.

OTHER PROPOSED ACTIONS

If any other items or matters properly come before the Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

SOLICITATION OF PROXIES

Proxies may be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person. D.F. King & Co., Inc. has been retained to assist in soliciting proxies at a fee of $18,000, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our shareholders.

DIRECTOR INDEPENDENCE STANDARDS

A majority of Board of Directors of The Home Depot, Inc. (the "Company") shall be independent. No director shall qualify as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such determination, the Board of Directors shall consider the factors identified below, as well as such other factors that the Board of Directors may deem relevant. A director will not be deemed independent if:

1.
the director is employed by the Company or any of its affiliates (as used herein, such term shall have the meaning set forth in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) or was employed by the Company or any of its affiliates at any time during the preceding three years;
2.
the director is a member of the immediate family of an individual who is, or has been, employed by the Company or any of its affiliates as an executive officer (as used herein, such term shall have the same meaning as the term "officer" in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the "Exchange Act")) at any time during the preceding three years;
3.
the director (a) presently receives, or his or her immediate family member receives, more than $100,000 in any consecutive 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (b) the director or the director's immediate family member had received such compensation during any consecutive 12-month period within the preceding three years;
4.
(a) the director or his or her immediate family member is presently a partner of a firm that is the Company's internal or external auditor; (b) the director is presently an employee of such firm; (c) the director's immediate family member is presently an employee of such firm and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or his or her immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company's audit during such three year period;
5.
the director (a) is presently an executive officer or an employee, or his or her immediate family member is an executive officer, of another company (including any tax-exempt organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds $1 million or 2 percent of such other company's consolidated gross revenues for its last fiscal year, whichever is greater, or (b) the Company and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the preceding three years;
6.
the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company;
7.
the director has, or his or her immediate family member has, a personal services contract with the Company;
8.
the director or his or her immediate family member is employed and compensated by a foundation, university or other nonprofit institution that has received significant charitable contributions from the Company that are disclosed or will be required to be disclosed in the Company's proxy statement; and
9.
the director (a) is presently employed, or his or her immediate family member is presently employed, as an executive officer of another company where any of the Company's present executive officers serves on that company's compensation committee, or (b) such director or his or her immediate family member was employed in such capacity within the preceding three years.

In addition to being independent as determined by the Board of Directors in accordance with the factors set forth above, (a) members of the Audit Committee may not (i) receive, directly or indirectly, any compensation other than directors' fees from the Company, or (ii) be an "affiliated person" of the Company or any of its subsidiaries as such term is defined under Rule 10A-3 under the Exchange Act and (b) members of the Leadership Development and Compensation Committee must qualify as "outside directors" as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as "non-employee directors" as such term is defined under Rule 16b-3 promulgated under the Exchange Act.

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PRINTED ON RECYCLED PAPER

Admission Ticket
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MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	XXXXXXXXXXXXXX	Electronic Voting Instructions
You can vote by Internet or telephone
Available 24 hours a day, 7 days a week
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Time, on May 24, 2007.
[GRAPHIC] Vote by Internet • Log on to the Internet and go to www.investorvote.com. • Follow the steps outlined on the secured website.

[GRAPHIC] Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.    ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION, SIGN AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Company Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01-David H. Batchelder	☐	☐	☐	02-Francis S. Blake	☐	☐	☐	03-Gregory D. Brenneman	☐	☐	☐
04-John L. Clendenin	☐	☐	☐	05-Claudio X. González	☐	☐	☐	06-Milledge A. Hart, III	☐	☐	☐
07-Bonnie G. Hill	☐	☐	☐	08-Laban P. Jackson, Jr.	☐	☐	☐	09-Helen Johnson-Leipold	☐	☐	☐
10-Lawrence R. Johnston	☐	☐	☐	11-Kenneth G. Langone	☐	☐	☐
		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year ending February 3, 2008	☐	☐	☐
B Shareholder Proposals—The Board of Directors recommends a vote AGAINST Proposals 3-11.
		For	Against	Abstain			For	Against	Abstain
3.	Shareholder Proposal regarding poison pill implementation	☐	☐	☐	8.	Shareholder Proposal regarding equity compensation	☐	☐	☐
4.	Shareholder Proposal regarding employment diversity report disclosure	☐	☐	☐	9.	Shareholder Proposal regarding pay-for-superior performance	☐	☐	☐
5.	Shareholder Proposal regarding executive officer compensation	☐	☐	☐	10.	Shareholder Proposal regarding political nonpartisanship	☐	☐	☐
6.	Shareholder Proposal regarding management bonuses	☐	☐	☐	11.	Shareholder Proposal regarding chairman and CEO	☐	☐	☐
7.	Shareholder Proposal regarding retirement benefits	☐	☐	☐
C 1234567890 J N T 1UPX 0124591	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
<STOCK#>	00OQAG

ADMISSION TICKET

INFORMATION ABOUT THE HOME DEPOT, INC. 2007 ANNUAL MEETING OF SHAREHOLDERS
Directions to Cobb Galleria Centre are available by telephone at 770-955-8000 or by Cobb Galleria Centre's Internet website at www.cobbgalleria.com/maps.html.

PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR ADMISSION TO THE MEETING

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

TIME: 9:00 a.m. Eastern Time on Thursday, May 24, 2007	WHO MAY VOTE: You may vote if you were a shareholder of record as of the close of business on March 26, 2007.
PLACE: Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia 30339	ANNUAL REPORT: A copy of our 2006 Annual Report is enclosed.
DATE OF MAILING: This Notice and the Proxy Statement are first being mailed to shareholders on or about April 13, 2007.

By Order of the Board of Directors
James C. Snyder, Jr., Secretary

Attention Internet Users.    You can now access your shareholder information online. Also, if you wish to receive future meeting materials and shareholder communications electronically, you may elect to do so. Your election to receive future meeting materials and shareholder communications electronically will reduce our costs. You may perform each of these activities at the following secure Internet site: www.computershare.com/investor.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION, SIGN AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY/VOTING INSTRUCTION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2007

The undersigned shareholder hereby appoints Francis S. Blake and James C. Snyder, Jr., and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2007 Annual Meeting of Shareholders of The Home Depot, Inc., to be held at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339, on Thursday, May 24, 2007, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) "FOR" the election of the director nominees named on the reverse side and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side.

Participants in the Company's retirement plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of your shares at the meeting and at any adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote your shares (a) "FOR" the election of the nominees named on the reverse side and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. If, however, voting instructions are not provided and you participate in one of the Company's Canada-based retirement plans, your shares will not be voted.

UNLESS VOTING ELECTRONICALLY OR BY PHONE,
PLEASE MARK, SIGN AND DATE THIS PROXY BELOW.

C Non-Voting Items
Change of Address—Please print your new address below.	Comments—Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

D    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

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